                                                                     EXHIBIT 4.1

================================================================================

                                MAAX CORPORATION,
                                   as Issuer,

                          the GUARANTORS party hereto,
                                 as Guarantors,

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee

                            ------------------------

                                    INDENTURE

                            ------------------------

                            Dated as of June 4, 2004

                            ------------------------

                    9.75% Senior Subordinated Notes due 2012

===============================================================================

                              CROSS-REFERENCE TABLE

Trust Indenture Act                                      Indenture
     Section                                              Section
-------------------                                 -----------------
310  (a)(1)................................         7.10
     (a)(2)................................         7.10
     (a)(3)................................         N.A.
     (a)(4)................................         N.A.
     (a)(5)................................         7.08; 7.10
     (b)...................................         7.08; 7.10; 12.02
     (c)...................................         N.A.
311  (a)...................................         7.11
     (b)...................................         7.11
     (c)...................................         N.A.
312  (a)...................................         2.05
     (b)...................................         12.03
     (c)...................................         12.03
313  (a)...................................         7.06
     (b)(1)................................         7.06
     (b)(2)................................         7.06
     (c)...................................         7.06; 12.02
     (d)...................................         7.06
314  (a)...................................         4.06; 4.18; 12.02
     (b)...................................         N.A.
     (c)(1)................................         7.02; 12.04; 12.05
     (c)(2)................................         7.02; 12.04; 12.05
     (c)(3)................................         N.A.
     (d)...................................         N.A.
     (e)...................................         12.05
     (f)...................................         N.A.
315  (a)...................................         7.01(b); 7.02(a)
     (b)...................................         7.05; 12.02
     (c)...................................         7.01
     (d)...................................         6.05; 7.01(c)
     (e)...................................         6.11
316  (a)(last sentence)....................         2.09
     (a)(1)(A).............................         6.05
     (a)(1)(B).............................         6.04
     (a)(2)................................         9.02
     (b)...................................         6.07
     (c)...................................         9.05
317  (a)(1)................................         6.08
     (a)(2)................................         6.09
     (b)...................................         2.04

Trust Indenture Act                                Trust Indenture Act
     Section                                              Section
-------------------                                      ---------
318  (a)..........................................       12.01
     (c)........................................         12.01

------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE ONE                DEFINITIONS AND INCORPORATION BY REFERENCE........................................       1
         SECTION 1.01.     Definitions.......................................................................       1
         SECTION 1.02.     Other Definitions.................................................................      26
         SECTION 1.03.     Incorporation by Reference of Trust Indenture Act.................................      27
         SECTION 1.04.     Rules of Construction.............................................................      27

ARTICLE TWO                THE NOTES.........................................................................      28
         SECTION 2.01.     Form and Dating...................................................................      28
         SECTION 2.02.     Execution, Authentication and Denomination; Additional Notes; Exchange
                             Securities......................................................................      29
         SECTION 2.03.     Registrar and Paying Agent........................................................      30
         SECTION 2.04.     Paying Agent To Hold Assets in Trust..............................................      31
         SECTION 2.05.     Holder Lists......................................................................      31
         SECTION 2.06.     Transfer and Exchange.............................................................      31
         SECTION 2.07.     Replacement Notes.................................................................      32
         SECTION 2.08.     Outstanding Notes.................................................................      32
         SECTION 2.09.     Treasury Notes....................................................................      33
         SECTION 2.10.     Temporary Notes...................................................................      33
         SECTION 2.11.     Cancellation......................................................................      33
         SECTION 2.12.     Defaulted Interest................................................................      33
         SECTION 2.13.     CUSIP and ISIN Numbers............................................................      34
         SECTION 2.14.     Deposit of Moneys.................................................................      34
         SECTION 2.15.     Book-Entry Provisions for Global Notes............................................      34
         SECTION 2.16.     Special Transfer and Exchange Provisions..........................................      35

ARTICLE THREE              REDEMPTION........................................................................      39
         SECTION 3.01.     Notices to Trustee................................................................      39
         SECTION 3.02.     Selection of Notes To Be Redeemed.................................................      39
         SECTION 3.03.     Notice of Redemption..............................................................      40
         SECTION 3.04.     Effect of Notice of Redemption....................................................      41
         SECTION 3.05.     Deposit of Redemption Price.......................................................      41
         SECTION 3.06.     Notes Redeemed in Part............................................................      41

ARTICLE FOUR               COVENANTS.........................................................................      41
         SECTION 4.01.     Payment of Notes..................................................................      41
         SECTION 4.02.     Maintenance of Office or Agency...................................................      42
         SECTION 4.03.     Corporate Existence...............................................................      42
         SECTION 4.04.     Payment of Taxes..................................................................      42
         SECTION 4.05.     Reserved..........................................................................      43
         SECTION 4.06.     Compliance Certificate; Notice of Default.........................................      43
         SECTION 4.07.     Payments for Consent..............................................................      43
         SECTION 4.08.     Waiver of Stay, Extension or Usury Laws...........................................      43

                                                                                                                  Page
                                                                                                                  ----
         SECTION 4.09.     Change of Control.................................................................      44
         SECTION 4.10.     Incurrence of Indebtedness and Issuance of Preferred Stock........................      45
         SECTION 4.11.     Limitations on Restricted Payments................................................      49
         SECTION 4.12.     Limitations on Liens..............................................................      52
         SECTION 4.13.     Limitations on Asset Sales........................................................      52
         SECTION 4.14.     Limitations on Transactions with Affiliates.......................................      55
         SECTION 4.15.     Dividend and Other Payment Restrictions Affecting Subsidiaries....................      57
         SECTION 4.16.     Subsidiary Guarantees.............................................................      59
         SECTION 4.17.     Limitations on Layering Indebtedness..............................................      60
         SECTION 4.18.     Reports to Holders................................................................      60
         SECTION 4.19.     Limitations on Designation of Restricted and Unrestricted Subsidiaries............      61
         SECTION 4.20.     Business Activities...............................................................      61
         SECTION 4.21.     Additional Amounts................................................................      62

ARTICLE FIVE               SUCCESSOR CORPORATION.............................................................      64
         SECTION 5.01.     Mergers, Consolidations, Etc......................................................      64

ARTICLE SIX                DEFAULT AND REMEDIES..............................................................      66
         SECTION 6.01.     Events of Default.................................................................      66
         SECTION 6.02.     Acceleration......................................................................      68
         SECTION 6.03.     Other Remedies....................................................................      69
         SECTION 6.04.     Waiver of Past Defaults...........................................................      69
         SECTION 6.05.     Control by Majority...............................................................      69
         SECTION 6.06.     Limitation on Suits...............................................................      69
         SECTION 6.07.     Rights of Holders To Receive Payment..............................................      70
         SECTION 6.08.     Collection Suit by Trustee........................................................      70
         SECTION 6.09.     Trustee May File Proofs of Claim..................................................      70
         SECTION 6.10.     Priorities........................................................................      71
         SECTION 6.11.     Undertaking for Costs.............................................................      71

ARTICLE SEVEN              TRUSTEE...........................................................................      72
         SECTION 7.01.     Duties of Trustee.................................................................      72
         SECTION 7.02.     Rights of Trustee.................................................................      73
         SECTION 7.03.     Individual Rights of Trustee......................................................      74
         SECTION 7.04.     Trustee's Disclaimer..............................................................      74
         SECTION 7.05.     Notice of Default.................................................................      74
         SECTION 7.06.     Reports by Trustee to Holders.....................................................      75
         SECTION 7.07.     Compensation and Indemnity........................................................      75
         SECTION 7.08.     Replacement of Trustee............................................................      76
         SECTION 7.09.     Successor Trustee by Merger, Etc..................................................      77
         SECTION 7.10.     Eligibility; Disqualification.....................................................      77
         SECTION 7.11.     Preferential Collection of Claims Against the Issuer..............................      77

ARTICLE EIGHT              DISCHARGE OF INDENTURE; DEFEASANCE................................................      78
         SECTION 8.01.     Termination of the Issuer's Obligations...........................................      78

                                                                                                                  Page
                                                                                                                  ----
         SECTION 8.02.     Option to Effect Legal Defeasance or Covenant Defeasance..........................      79
         SECTION 8.03.     Legal Defeasance..................................................................      79
         SECTION 8.04.     Covenant Defeasance...............................................................      80
         SECTION 8.05.     Conditions to Legal or Covenant Defeasance........................................      80
         SECTION 8.06.     Deposited Money and Government Securities to Be Held in Trust; Other
                             Miscellaneous Provisions........................................................      82
         SECTION 8.07.     Repayment to Issuer...............................................................      82
         SECTION 8.08.     Reinstatement.....................................................................      82

ARTICLE NINE               AMENDMENTS, SUPPLEMENTS AND WAIVERS...............................................      83
         SECTION 9.01.     Without Consent of Holders........................................................      83
         SECTION 9.02.     With Consent of Holders...........................................................      84
         SECTION 9.03.     Effect on Senior Debt.............................................................      85
         SECTION 9.04.     Compliance with the Trust Indenture Act...........................................      85
         SECTION 9.05.     Revocation and Effect of Consents.................................................      85
         SECTION 9.06.     Notation on or Exchange of Notes..................................................      86
         SECTION 9.07.     Trustee To Sign Amendments, Etc...................................................      86

ARTICLE TEN                SUBORDINATION OF NOTES............................................................      87
         SECTION 10.01.    Notes Subordinated to Senior Debt.................................................      87
         SECTION 10.02.    Suspension of Payment When Senior Debt Is in Default..............................      87
         SECTION 10.03.    Notes Subordinated to Prior Payment of All Senior Debt on Dissolution,
                             Liquidation or Reorganization of the Issuer.....................................      88
         SECTION 10.04.    Payments May Be Made on Notes.....................................................      90
         SECTION 10.05.    Holders To Be Subrogated to Rights of Holders of Senior Debt......................      90
         SECTION 10.06.    Obligations of the Issuer Unconditional...........................................      90
         SECTION 10.07.    Notice to Trustee.................................................................      91
         SECTION 10.08.    Reliance on Judicial Order or Certificate of Liquidating Agent....................      91
         SECTION 10.09.    Trustee's Relation to Senior Debt.................................................      91
         SECTION 10.10.    Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders
                             of Senior Debt..................................................................      92
         SECTION 10.11.    Holders Authorize Trustee To Effectuate Subordination of Notes....................      92
         SECTION 10.12.    This Article Ten Not To Prevent Events of Default.................................      93
         SECTION 10.13.    Trustee's Compensation Not Prejudiced.............................................      93

ARTICLE ELEVEN             NOTE GUARANTEE....................................................................      93
         SECTION 11.01.    Unconditional Guarantee...........................................................      93
         SECTION 11.02.    Subordination of Note Guarantee...................................................      94
         SECTION 11.03.    Limitation on Guarantor Liability.................................................      94
         SECTION 11.04.    Execution and Delivery of Note Guarantee..........................................      95
         SECTION 11.05.    Release of a Subsidiary Guarantor.................................................      95
         SECTION 11.06.    Waiver of Subrogation.............................................................      96
         SECTION 11.07.    Immediate Payment.................................................................      96
         SECTION 11.08.    No Set-Off........................................................................      96
         SECTION 11.09.    Guarantee Obligations Absolute....................................................      97

                                                                                                                  Page
                                                                                                                  ----
         SECTION 11.10.    Note Guarantee Obligations Continuing.............................................      97
         SECTION 11.11.    Note Guarantee Obligations Not Reduced............................................      97
         SECTION 11.12.    Note Guarantee Obligations Reinstated.............................................      97
         SECTION 11.13.    Note Guarantee Obligations Not Affected...........................................      97
         SECTION 11.14.    Waiver............................................................................      99
         SECTION 11.15.    No Obligation to Take Action Against the Issuer...................................      99
         SECTION 11.16.    Dealing with the Issuer and Others................................................      99
         SECTION 11.17.    Default and Enforcement...........................................................      99
         SECTION 11.18.    Acknowledgment....................................................................     100
         SECTION 11.19.    Costs and Expenses................................................................     100
         SECTION 11.20.    No Merger or Waiver; Cumulative Remedies..........................................     100
         SECTION 11.21.    Survival of Note Guarantee Obligations............................................     100
         SECTION 11.22.    Note Guarantee in Addition to Other Guarantee Obligations.........................     100
         SECTION 11.23.    Severability......................................................................     100
         SECTION 11.24.    Successors and Assigns............................................................     101

ARTICLE TWELVE             MISCELLANEOUS.....................................................................     101
         SECTION 12.01.    Trust Indenture Act Controls......................................................     101
         SECTION 12.02.    Notices...........................................................................     101
         SECTION 12.03.    Communications by Holders with Other Holders......................................     102
         SECTION 12.04.    Certificate and Opinion as to Conditions Precedent................................     102
         SECTION 12.05.    Statements Required in Certificate or Opinion.....................................     103
         SECTION 12.06.    Rules by Paying Agent or Registrar................................................     103
         SECTION 12.07.    Legal Holidays....................................................................     103
         SECTION 12.08.    Governing Law.....................................................................     103
         SECTION 12.09.    No Adverse Interpretation of Other Agreements.....................................     103
         SECTION 12.10.    No Recourse Against Others........................................................     103
         SECTION 12.11.    Successors........................................................................     104
         SECTION 12.12.    Duplicate Originals...............................................................     104
         SECTION 12.13.    Severability......................................................................     104
         SECTION 12.14.    Agent for Service and Waiver of Immunities........................................     104
         SECTION 12.15.    Judgment Currency.................................................................     105

Signatures...................................................................................................     S-1

Exhibit A   -  Form of Note
Exhibit B   -  Form of Legends
Exhibit C   -  Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D   -  Form of Certificate To Be Delivered in Connection with Transfers
               Pursuant to Regulation S
Exhibit E   -  Form of Certificate To Be Delivered in Connection with Transfers of Temporary Regulation S Global Note
Exhibit F   -  Form of Notation of Subsidiary Guarantee

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

            INDENTURE dated as of June 4, 2004 among MAAX Corporation, a Nova Scotia unlimited company (the "ISSUER"), and each of the Guarantors named herein, as Guarantors, and U.S. Bank Trust National Association, a national banking association, as Trustee (the "TRUSTEE").

            The Issuer has duly authorized the creation of an issue of 9.75% Senior Subordinated Notes due 2012 and, to provide therefor, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer and the Guarantors has been done.

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

            Set forth below are certain defined terms used in this Indenture.

            "144A GLOBAL NOTE" has the meaning given to such term in Section
2.01.

            "ACQUIRED DEBT" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

            (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "AGENT" means any Registrar or Paying Agent.

            "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of:

            (1) 1.0% of the principal amount of such Note; and

            (2) the excess of:

                  (a) the present value at such Redemption Date of (1) the
            Redemption Price of such Note on the Fourth Anniversary (such Redemption Price being that described in Section 5(a) of the Notes) plus (2) all required remaining scheduled interest payments due on such Note through the Fourth Anniversary, other than accrued interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted on a semi-annual bond equivalent basis, over

                  (b) the principal amount of such Note on such Redemption Date.

Calculation of the Applicable Premium shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

            "ASSET SALE" means:

            (1) the sale, lease, conveyance or other disposition of any assets other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Holdings and the Restricted Subsidiaries taken as a whole shall be governed by the provisions of Sections 4.09 and/or 5.01 and not by the provisions of Section 4.13; and

            (2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries.

            Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:

            (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than US$2.5 million;

            (2) a transfer of assets between or among Holdings and/or the Restricted Subsidiaries;

            (3) an issuance of Equity Interests by a Restricted Subsidiary to Holdings or to another Restricted Subsidiary or the issuance of Equity Interests by a Restricted Subsidiary in which Holdings' percentage interest (direct and indirect) in the Equity Interests of such Restricted Subsidiary, after giving effect to such issuance, is at least equal to its percentage interest prior thereto;

            (4) the sale, lease, conveyance or other disposition of assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

            (5) the sale or other disposition of cash or Cash Equivalents;

            (6) a Restricted Payment that does not violate Section 4.11 or a Permitted Investment;

            (7) sales of accounts receivable pursuant to Permitted Factoring Arrangements;

            (8) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of Holdings and the Restricted Subsidiaries; and

            (9) the sale of Permitted Investments (other than sales of Equity Interests of any of the Restricted Subsidiaries) made by Holdings or any Restricted Subsidiary after the date of this Indenture, if such Permitted Investments were (a) received in exchange for, or purchased out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Stock) or (b) received in the form of, or were purchased from the proceeds of, a substantially concurrent contribution of common equity capital to Holdings.

            "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any applicable United States federal or state law for the relief of debtors or Canadian federal or provincial bankruptcy, insolvency, reorganization or other similar law, including without limitation the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).

            "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

            "BOARD OF DIRECTORS" means:

            (1) with respect to a corporation, the board of directors of the corporation or, other than for purposes of the definition of "Change of Control" and "Continuing Directors," any committee thereof duly authorized to act on behalf of such board; and

            (2) with respect to any other Person, the functional equivalent of a board of directors of a corporation or, other than for purposes of the definition of "Change of

      Control" and "Continuing Directors," any committee thereof duly authorized to act on behalf thereof.

            "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Montreal, Quebec are authorized or required by law to close.

            "CANADIAN DOLLAR EQUIVALENT" means, as to any amount denominated in U.S. Dollars as of any date of determination, the amount of Canadian Dollars which would be required to purchase such amount of U.S. Dollars at the Bank of Canada noon (Toronto time) spot rate on such date or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination.

            "CANADIAN HOLDING COMPANY" means MAAX Canada Inc., a corporation governed by the Canada Business Corporations Act, and its predecessors.

            "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "CAPITAL STOCK" means:

            (1) in the case of a corporation or unlimited company, corporate stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

            "CASH EQUIVALENTS" means, as at any date of determination, (1) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States or Canada and maturing within one year of the date of acquisition thereof or (b) issued by any agency of the United States or Canada the obligations of which are backed by the full faith and credit of the United States or Canada, in each case maturing within one year after the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof, in each case maturing within one year after the date of acquisition thereof and having a rating of at least A 2 from Standard & Poor's Rating Services or at least P 2 from Moody's Investors Service, Inc.; (3) commercial paper maturing no more than one year from the date of acquisition thereof and having a rating of at least A 2 from

S&P, at least P 2 from Moody's or at least R 2 (high) from Dominion Bond Rating Services Limited; (4) certificates of deposit, time deposits or bankers' acceptances maturing within one year after the date of acquisition thereof and issued or accepted by any lender under any Credit Facility or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and has Tier 1 capital (as defined in such regulations) of not less than US$100.0 million; (5) financial instruments maturing within one year after the date of acquisition thereof and issued by any Canadian chartered bank which has a long-term debt rating of at least A+ by S&P, A2 by Moody's or A (high) by Dominion Bond Rating Services Limited; (6) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clause
(1) or (2) entered into with any bank meeting the qualifications specified in clause (4) or (5), which repurchase obligations are secured by a perfected first priority security interest in the underlying securities; (7) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (1) and (5) above, (b) has net assets of not less than US$500.0 million and (c) has the highest rating obtainable from either S&P or Moody's; and (8) in the case of any European Subsidiary, investments made locally of a type comparable to those described in clauses (1) through (7) of this definition.

            "CHANGE OF CONTROL" means the occurrence of any of the following:

            (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange
      Act) other than an Equity Sponsor or a Control Investment Affiliate of an Equity Sponsor;

            (2) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Issuer (other than a transaction that complies with the provisions of Section 5.01);

            (3) the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any "person" (as defined in clause (1) above) other than an Equity Sponsor or a Control Investment Affiliate of an Equity Sponsor becomes the Beneficial Owner, directly or indirectly, of Voting Stock of Holdings representing 50% or more of the total voting power of the Voting Stock of Holdings; provided that this clause (3) shall not be deemed to be triggered by any Person that is deemed to be a Beneficial Owner of Voting Stock of the Issuer by virtue of its relationship with (other than ownership directly or indirectly of Capital Stock of) an Equity Sponsor or a Control Investment Affiliate of an Equity Sponsor;

            (4) after an initial public offering of Holdings or any Parent Company, the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors; provided, however, that the Equity Sponsor and their Control Investment Affiliates do not, at such time, in the aggregate, (a) Beneficially Own, directly or indirectly, Voting Stock of Holdings representing more than 50% of the total voting power of the Voting Stock of Holdings or (b) have the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of Directors of Holdings; or

            (5) Holdings shall cease to Beneficially Own all of the Equity Interests of the Issuer.

            "CONSOLIDATED CASH FLOW" means, for any period, for any Person, an amount determined for such Person and its Restricted Subsidiaries on a consolidated basis equal to

            (i) Consolidated Net Income for such period plus

            (ii) the sum, without duplication, of the amounts for such Person and its Restricted Subsidiaries for such period (in each case to the extent reducing such Consolidated Net Income) of

                  (a) Fixed Charges;

                  (b) provision for taxes based on income;

                  (c) total depreciation expenses;

                  (d) total amortization expenses;

                  (e) other non-cash items reducing such Consolidated Net Income
            (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period);

                  (f) relocation costs and expenses incurred to move the
            headquarters of Holdings and its Subsidiaries from Sainte-Marie, Canada to Montreal, Canada;

                  (g) costs and expenses incurred on or prior to the Issue Date during the fiscal year ending February 28, 2005 in connection with the transactions described under "Use of Proceeds" in the Offering Circular;

                  (h) Restructuring Expenses in an aggregate amount not to
            exceed US$5.0 million in any four-quarter period;

                  (i) other non-recurring, non-operating losses in an aggregate amount not to exceed US$5.0 million in any four-quarter period;

                  (j) cash gains realized under Hedging Obligations relating to currency exchange rates; and

                  (k) minority interest (if negative) with respect to any
            Subsidiary Guarantor; minus

            (iii) the sum, without duplication, of the amounts for such period (in each case to the extent increasing such Consolidated Net Income) of

                  (a) non-cash items increasing such Consolidated Net Income
            (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period);

                  (b) non-recurring, non-operating gains;

                  (c) cash losses realized under Hedging Obligations relating to currency exchange rates; and

                  (d) minority interest (if positive) with respect to any
            Subsidiary Guarantor; plus or minus

            (iv) without duplication of any amounts referred to above or in the definition of Consolidated Net Income, with respect to any part of a four-quarter period that is part of the fiscal year ended February 29, 2004, the pro forma adjustments to net income set forth in the section "Unaudited Pro Forma Financial Data" in the Offering Circular and the adjustments to net income to derive "EBITDA" and to "EBITDA" to derive "Adjusted EBITDA" set forth in the section "Summary -- Summary Historical and Pro Forma Consolidated Financial Data" in the Offering Circular;

provided that the items listed in clauses (ii)(a) through (e) of a Restricted Subsidiary shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

            "CONSOLIDATED NET INCOME" means, for any period, the net income (or net loss) of Holdings and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

            (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

            (2) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, dispositions of securities or returned surplus assets of any pension plan;

            (3) the net income (but not the net loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any Restricted Subsidiary in cash during such period;

            (4) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination prohibited, directly or indirectly, except to the extent that such net income is actually paid to Holdings or any Restricted

      Subsidiary by loans, advances, intercompany transfers, principal repayments or otherwise; and

            (5) the cumulative effect of a change in accounting principles;

provided, further, that Consolidated Net Income shall be reduced by (A) the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of Holdings and its Subsidiaries, expressed as a decimal, and (B) payments made to any Parent Company pursuant to clause (8) of Section 4.14(b).

            "CONSOLIDATED NET TANGIBLE ASSETS" means the aggregate amount of assets of Holdings (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than the obligations under this Indenture or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of Holdings and the Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Holdings who:

            (1) was a member of such Board of Directors on the Issue Date;

            (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

            (3) was nominated by one or more of the Equity Sponsors or their Control Investment Affiliates.

            "CONTROL INVESTMENT AFFILIATE" means, as to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments in portfolio companies.

            "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005, Attention:
Corporate Trust Services, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

            "CREDIT AGREEMENT" means that certain credit agreement dated on or about the Issue Date, by and among Holdings, the Issuer, certain subsidiaries of the Issuer, Goldman Sachs Credit Partners L.P., Royal Bank of Canada and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of their affiliates and the lenders from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "CREDIT FACILITIES" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "DAYLIGHT LOANS" means Indebtedness owed by Holdings to a third party; provided that, on the date of incurrence of such Indebtedness, (i) Holdings shall use all of the proceeds of such Indebtedness to subscribe and pay for shares to be issued by Canadian Holding Company, (ii) Canadian Holding Company shall use all of the proceeds of such issuance and sale to make payments to the Issuer in respect of the Special Intercompany Note, (iii) the Issuer shall dividend or otherwise distribute (whether by an interest-free advance or otherwise) to Holdings all of such payments received by it and (iv) Holdings shall use such dividend or other distribution to repay all Indebtedness owed by it referred to in this definition.

            "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "DEPOSITORY" means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

            "DESIGNATED PREFERRED STOCK" means preferred stock (including, without limitation, Disqualified Stock) issued and sold for cash in a bona fide financing transaction that is designated as Designated Preferred Stock pursuant to an Officers' Certificate on the issuance date thereof, the net cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of Section 4.11 and are not used for purposes of clause (b) of the second paragraph thereof.

            "DESIGNATED SENIOR DEBT" means (1) the Credit Facility and all Hedging Obligations with respect thereto and (2) any other Senior Debt permitted under this Indenture (a) the principal amount of which is US$25.0 million or more and (b) that has been designated by the Issuer as "Designated Senior Debt."

            "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any

Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the asset sale or change of control provisions applicable to such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.11. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that Holdings and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock.

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EQUITY OFFERING" means (i) any issuance and sale by Holdings of its Qualified Equity Interests or by any Parent Company of its Equity Interests; provided, however, that in the case of an issuance and sale of Equity Interests of any Parent Company, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by Holdings as a contribution to its common equity capital or consideration for the issuance and sale of Qualified Equity Interests immediately prior to such redemption or (ii) any issuance and sale by Holdings of its Qualified Equity Interests in connection with the conversion of Holdings to an income trust or by any Parent Company or any Affiliate of Holdings (other than any of its Subsidiaries) of its Equity Interests in connection with the conversion of such Parent Company or Affiliate to an income trust; provided, however, that in the case of an issuance and sale of Equity Interests of such Parent Company or Affiliate, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by Holdings as a contribution to its common equity capital or consideration for the issuance and sale of Qualified Equity Interests immediately prior to such redemption.

            "EQUITY SPONSORS" means John W. Childs, J.W. Childs Equity Funding III, Borealis Private Equity Limited Partnership, Borealis (QLP) Private Equity Limited Partnership and Ontario Municipal Employees Retirement Board.

            "EUROPEAN SUBSIDIARIES" means any Subsidiary of the Issuer which was not formed under the laws of the United States or any state of the United States or the District of Columbia or under the laws of Canada or any province or territory thereof.

            "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

            "EXCHANGE OFFER" means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Notes bearing the Private Placement Legend for the Exchange Securities.

            "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning given to such term in the Registration Rights Agreement.

            "EXCHANGE SECURITIES" has the meaning set forth in the Registration Rights Agreement.

            "EXISTING INDEBTEDNESS" means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture after giving effect to the issuance of the Notes and the borrowing under the Credit Agreement on the Issue Date and the use of proceeds therefrom, until such amounts are repaid.

            "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer.

            "FIXED CHARGE COVERAGE RATIO" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any Restricted Subsidiary incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made occurred (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

            In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

            (1) acquisitions that have been made by the specified Person or any Restricted Subsidiary, including through mergers or consolidations, or any Person or any Restricted Subsidiary acquired by the specified Person or any Restricted Subsidiary, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect (in accordance with Regulation S-X under the Securities Act but giving effect to Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

            (2) the Consolidated Cash Flow attributable to operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date shall be excluded;

            (3) the Fixed Charges attributable to operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any Restricted Subsidiary following the Calculation Date;

            (4) any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) shall be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

            (5) any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) shall be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

            (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

            "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

            (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

            (3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

            (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times
      (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "GAAP" means generally accepted accounting principles in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect from time to time.

            "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

            "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement condition or otherwise).

            "GUARANTEE" OR "NOTE GUARANTEE" means the guarantee by each Guarantor of the Issuer's obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

            "GUARANTORS" means Holdings and the Subsidiary Guarantors.

            "HEDGING OBLIGATIONS" of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

            "HOLDER" means any registered Holder, from time to time, of the Notes.

            "HOLDINGS" means Beauceland Corporation, a Nova Scotia unlimited company.

            "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (1) in respect of borrowed money;

            (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (3) in respect of bankers' acceptances;

            (4) representing Capital Lease Obligations;

            (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that represents an accrued expense or trade payable; or

            (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent that the aggregate amount of such Indebtedness does not exceed the Fair Market Value of the asset, and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. In no event shall obligations or liabilities in respect of any Capital Stock constitute Indebtedness hereunder.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "INITIAL GLOBAL NOTES" has the meaning given to such term in Section 2.01.

            "INITIAL NOTES" has the meaning given to such term in Section 2.02.

            "INITIAL PURCHASERS" means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation.

            "INSTITUTIONAL ACCREDITED INVESTOR" or "IAI" means an "accredited investor" with the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "INTEREST" means, with respect to the Notes, interest and Special Interest, if any, on the Notes.

            "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

            "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Holdings' Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 4.11. The acquisition by Holdings or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Holdings or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of Section 4.11. Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value. Notwithstanding the foregoing, Restricted Payments of the type described in clause (ii) of the definition thereof shall not be deemed to be Investments.

            "ISSUE DATE" means June 4, 2004.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothec or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered or otherwise perfected under applicable law, including any conditional sale or other title retention agreement; provided that in no event shall an operating lease that is not a Capital Lease Obligation be deemed to constitute a Lien.

            "MATURITY DATE" means June 15, 2012.

            "MOODY'S" means Moody's Investors Service, Inc. and its successors.

            "NET PROCEEDS" means the aggregate cash proceeds received by Holdings or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees and discounts, and sales and brokerage commissions, and any relocation expenses incurred as a result of the Asset Sale), (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (e) cash escrows (until released from escrow to the seller).

            "NON-RECOURSE DEBT" means Indebtedness:

            (1) as to which neither Holdings nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

            (2) no default with respect to which would permit upon notice, lapse of time or both any Holder of any Indebtedness of Holdings or any Restricted Subsidiary to declare a default on such Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any Restricted Subsidiary.

            "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

            "NOTE GUARANTEE" means the subordinated guarantee by each Guarantor of the Issuer's payment obligations under this Indenture and the Notes, executed pursuant to this Indenture.

            "NOTES" means, collectively, the Issuer's 9.75% Senior Subordinated Notes due 2012 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, issued as Exchange Securities or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "OFFERING CIRCULAR" means the offering circular of the Issuer relating to the Notes dated May 27, 2004.

            "OFFICER" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

            "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer, a Guarantor or the Trustee.

            "PARENT COMPANIES" means MAAX Holdings, Inc., a Delaware corporation, and any of its Subsidiaries that directly or indirectly owns Equity Interests of Holdings.

            "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable.

            "PERMANENT REGULATION S GLOBAL NOTE" has the meaning given to such term in Section 2.01.

            "PERMITTED BUSINESS" means any business conducted by Holdings or any Restricted Subsidiary on the Issue Date and any businesses that, in the good faith judgment of the Board of Directors of Holdings, are reasonably related, ancillary or complementary thereto, or reasonable extensions thereof.

            "PERMITTED FACTORING ARRANGEMENTS" means the Sodex Factoring Agreement, as amended from time to time, and other factoring agreements on similar terms that, in each case, are not materially less favorable to Holdings, as amended from time to time, and the Restricted Subsidiaries, taken as a whole, than the arrangements contained in the Sodex Factoring Agreement, as in effect on the Issue Date.

            "PERMITTED INVESTMENTS" means:

            (1) any Investment in Cash Equivalents;

            (2) any Investment in Holdings or in a Restricted Subsidiary;

            (3) any Investment by Holdings or any Restricted Subsidiary in a Person, if as a result of such Investment:

                  (a) such Person becomes a Restricted Subsidiary; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary;

            (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

            (5) any Investment made for consideration consisting of Qualified Equity Interests;

            (6) any Investment received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Holdings or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or
      (B) litigation, arbitration or other disputes with Persons that are not Affiliates;

            (7) Investments represented by Hedging Obligations permitted under this Indenture;

            (8) loans or advances to employees of Holdings or any of its Subsidiaries (x) in the ordinary course of business in an aggregate amount not to exceed US$5.0 million at any time outstanding or (y) in connection with the purchase by such Persons of Equity Interests of Holdings or any Parent Company so long as the cash proceeds of such purchase received by any Parent Company are contemporaneously contributed to the common equity capital of Holdings;

            (9) Investments in existence on the Issue Date;

            (10) Investments in prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

            (11) pledges or deposits permitted under clause (6) of the definition of Permitted Liens;

            (12) receivables owing to Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as Holdings or such Restricted Subsidiary deems reasonable under the circumstances; and

            (13) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed the greater of (x) US$20.0 million and (y) 7.0% of Consolidated Net Tangible Assets at such time.

            "PERMITTED JUNIOR SECURITIES" means: (1) Equity Interests in Holdings or any of its Subsidiaries; or (2) debt securities of the Issuer or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in a confirmed plan of reorganization in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt pursuant to the provisions of this Indenture.

            "PERMITTED LIENS" means:

            (1) Liens securing Senior Debt;

            (2) Liens on assets of the Issuer or any Guarantor securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations;

            (3) Liens in favor of Holdings or any Restricted Subsidiary;

            (4) Liens on property (including Capital Stock) of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings or the Subsidiary;

            (5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Holdings or any Subsidiary of Holdings; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

            (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

            (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.10(b) covering only the assets acquired with or financed by such Indebtedness;

            (8) Liens existing on the date of this Indenture;

            (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

            (10) Liens imposed by law, such as carriers', warehousemen's, landlords', suppliers' and mechanics' Liens, in each case, incurred in the ordinary course of business;

            (11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

            (12) Liens created for the benefit of (or to secure) the Notes (or the Guarantees) or payment obligations to the Trustee;

            (13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof);

            (14) judgment Liens not giving rise to an Event of Default;

            (15) Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;

            (16) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (17) pledges or deposits by a Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

            (18) Liens securing obligations under Permitted Factoring Arrangements on the accounts receivable subject to Permitted Factoring Arrangements; and

            (19) Liens incurred in the ordinary course of business of Holdings or any Restricted Subsidiary with respect to obligations that do not exceed US$7.5 million at any one time outstanding.

            "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Holdings or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of Holdings or any Restricted Subsidiary; provided that:

            (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

            (2) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (4) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, unlimited company or government or other entity.

            "PRINCIPAL" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

            "PRIVATE PLACEMENT LEGEND" means the legends initially set forth on the Notes in the form set forth in Exhibit B.

            "PRO FORMA COST SAVINGS" means, with respect to any period, the reductions in costs that occurred during the four-quarter period that are (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) implemented, committed to be implemented or the commencement of implementation of which was begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during the four-quarter period in order to achieve such reduction in costs.

            "QUALIFIED EQUITY INTERESTS" means Equity Interests of Holdings other than Disqualified Stock.

            "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "RECORD DATE" means the applicable Record Date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.

            "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

            "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

            "REGISTRATION RIGHTS AGREEMENT" means (i) the Exchange and Registration Rights Agreement dated as of the Issue Date among the Issuer, the Guarantors and the initial purchasers of the Notes issued on the Issue Date and
(ii) any other exchange and registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

            "REGULATION S" means Regulation S under the Securities Act.

            "RELATED AGREEMENTS" means (i) the merger agreement and the amalgamation agreement described in the section of the Offering Circular entitled "Summary -- The Transactions"; and (ii) the purchase agreement and registration rights agreement entered into in connection with the issuance of Notes on the Issue Date and any other purchase or similar agreement and registration rights agreement entered into in connection with the issuance of Additional Notes.

            "REPRESENTATIVE" means the Indenture Trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED SECURITY" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

            "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise indicated, references to Restricted Subsidiaries shall be deemed to be to Restricted Subsidiaries of Holdings, including the Issuer.

            "RESTRUCTURING EXPENSES" means losses, expenses and charges incurred in connection with restructuring by Holdings and/or one or more of the Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Restricted Subsidiaries or businesses, exiting of one or more lines of business and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.

            "RULE 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

            "SEC" means the U.S. Securities and Exchange Commission.

            "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

            "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer or any Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or the Guarantee of such Guarantor.

            Without limiting the generality of the foregoing, "Senior Debt" shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

            (1) all monetary obligations of every nature under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

            (2) all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

            Notwithstanding the foregoing, "Senior Debt" shall not include:

            (1) any Indebtedness owed to any Parent Company or any of its Subsidiaries;

            (2) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

            (3) any liability for taxes owed or owing by the Issuer or any Guarantor;

            (4) that portion of any Indebtedness incurred in violation of
      Section 4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (4) if the Holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

            (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer or any Guarantor; and

            (6) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor.

            "SIGNIFICANT SUBSIDIARY" means any Subsidiary of Holdings that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

            "SODEX FACTORING AGREEMENT" means that certain factoring agreement, dated as of February 24, 2004, among MAAX Inc., MAAX Canada Inc., MAAX Spas (Ontario) Inc., MAAX Westco Inc., MAAX Spas (BC) Inc., MAAX-KSD Corporation, MAAX Southeast Inc., Pearl Baths, Inc., MAAX-Hydro Swirl Manufacturing Corp., MAAX Midwest Inc., MAAX Spas (Arizona), Inc., Cuisine Expert - C.E. Cabinets, Inc., 9022-3751 Quebec Inc., Aker Plastics Company Inc. and NatExport and Sodex, both divisions of the National Bank of Canada.

            "SPECIAL INTERCOMPANY NOTE" means that certain Note, dated on or about the date of this Indenture, made by the Canadian Holding Company in favor of the Issuer, as such Note may be amended, restated, supplemented or otherwise modified from time to time.

            "SPECIAL INTEREST" means (i) "Special Interest" as defined in the registration rights agreement with respect to the Notes issued on the Issue Date and (ii) "Special Interest", "Additional Interest", "Liquidated Damages" or any similar term as such term is defined in any registration rights agreement with respect to Additional Notes issued after the Issue Date.

            "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "SUBSIDIARY" means, with respect to any specified Person:

            (1) any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "SUBSIDIARY GUARANTOR" means each Subsidiary of the Issuer that executes a Guarantee in accordance with the provisions of this Indenture and its successors and assigns, until such Subsidiary is released from its Guarantee in accordance with the provisions of this Indenture.

            "TEMPORARY REGULATION S GLOBAL NOTE" has the meaning given to such term in Section 2.01.

            "TRANSACTIONS" has the meaning set forth in the Offering Circular under the caption "Summary -- The Transactions."

            "TREASURY RATE" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the Fourth Anniversary; provided, however, that if the period from such Redemption Date to the Fourth Anniversary is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to the Fourth Anniversary is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Holdings (other than the Issuer) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

            (1) has no Indebtedness other than Non-Recourse Debt;

            (2) except as permitted by Section 4.14, is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings;

            (3) is a Person with respect to which neither Holdings nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any Restricted Subsidiary.

            Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.11. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, Holdings shall be in default of such covenant. The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

            "U.S. DOLLAR EQUIVALENT" means, as to any amount denominated in Canadian Dollars as of any date of determination, the amount of U.S. Dollars which would be required to purchase such amount of Canadian Dollars at the Bank of Canada noon (Toronto time) spot rate on such date or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

            "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.     Other Definitions.

                            Term                                         Defined in Section
--------------------------------------------------------------           ------------------
"acceleration declaration"....................................                  6.02
"Additional Amounts"..........................................                  4.21
"Additional Notes"............................................                  2.02
"Affiliate Transaction".......................................                  4.14
"Alternate Offer" ............................................                  4.09
"Asset Sale Offer" ...........................................                  4.13
"Asset Sale Payment Date".....................................                  4.13
"Authentication Order"........................................                  2.02
"Authorized Agent"............................................                  12.14
"Change of Control Offer".....................................                  4.09
"Change of Control Payment"...................................                  4.09
"Covenant Defeasance".........................................                  8.02
"Documentary Taxes"...........................................                  4.21
"Event of Default"............................................                  6.01
"Excess Proceeds".............................................                  4.13
"Excluded Taxes"..............................................                  4.21
"First Currency"..............................................                  1.04
"Global Note".................................................                  2.01
"Guarantee Obligations".......................................                  11.01
"IAI Global Note".............................................                  2.01
"Incur".......................................................                  4.10
"Legal Defeasance"............................................                  8.03
"Non-Payment Default".........................................                  10.02
"Offered Price"...............................................                  4.13
"Other Currency"..............................................                  1.04
"Participants"................................................                  2.15
"Paying Agent"................................................                  2.03
"Payment Blockage Notice".....................................                  10.02
"Payment Blockage Period".....................................                  10.02
"Payment Default".............................................                  10.02
"Permitted Debt"..............................................                  4.10
"Physical Notes"..............................................                  2.01
"Registrar"...................................................                  2.03
"Regulation S Global Note"....................................                  2.01
"Relevant Taxing Jurisdiction"................................                  4.21
"Restricted Payments" ........................................                  4.11
"Taxes" ......................................................                  4.21

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture security Holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Issuer, any Guarantor or any other obligor on the Notes.

            All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions;

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (7) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation;"

            (8) references to "$" or dollars are to Canadian dollars and references to "US$" and "U.S. dollars" are to U.S. dollars; and

            (9) except as otherwise provided in this Indenture, for purpose of the construction of this Indenture or of the Notes, in the event that any amount is stated herein in the currency of one nation (the "FIRST CURRENCY"), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the "OTHER CURRENCY") which is required to purchase such amount in the First Currency at the Bank of Canada noon (Toronto time) spot rate on the date of determination.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01. Form and Dating.

            The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Note Guarantee from each of the Guarantors existing on the Issue Date endorsed thereon substantially in the form of Exhibit F.

            The terms and provisions contained in the Notes and the Note Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the "144A GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B.

            Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form, substantially in the form of Exhibit A (the "TEMPORARY REGULATION S GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B. Reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, upon receipt by the Trustee and the Issuer of a duly executed certificate certifying that the Holder of the beneficial interest in the Temporary Regulation S Global Note is a Non-U.S. Person, substantially in the form of Exhibit E from the Depository, a single permanent global Note in registered form substantially in the form of Exhibit A (the "PERMANENT REGULATION S GLOBAL NOTE," and together with the Temporary Regulation S Global Note, the "REGULATION S GLOBAL NOTE") duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided shall be deposited with the

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Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the cancellation of the Temporary Regulation S Global Note and the issuance of the Permanent Regulation S Global Note.

            The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent Global Note in registered form, substantially in the form set forth in Exhibit A (the "IAI GLOBAL NOTE," and, together with the 144A Global Note and the Regulation S Global Note, the "INITIAL GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

            Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the "GLOBAL NOTES") or as Physical Notes.

            The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any, (the "PHYSICAL NOTES").

SECTION 2.02. Execution, Authentication and Denomination; Additional Notes;
              Exchange Securities

            One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature. One Officer of a Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Note Guarantee for such Guarantor by manual or facsimile signature.

            If an Officer whose signature is on a Note or Note Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

            A Note (and the Note Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed US$150,000,000 (the "INITIAL NOTES"), (ii) additional Notes (the "ADDITIONAL NOTES") having identical terms and conditions to the Initial Notes, except

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for issue date, issue price and first interest payment date, in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.10) and (iii) Exchange Securities (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Issuer in the form of a certificate of an Officer of the Issuer (an "AUTHENTICATION ORDER"). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Securities or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request.

            All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

            The Notes shall be issuable only in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000 thereof.

SECTION 2.03. Registrar and Paying Agent.

            The Issuer shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Holdings or any Subsidiary of Holdings may act as Registrar or Paying Agent, except that for the purposes of Article Eight, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer initially appoints the

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Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

            The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

            The Issuer shall require each Paying Agent other than the Trustee or Holdings or any Subsidiary of Holdings to agree in writing that, subject to Article Ten and Section 11.02, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium or Special Interest, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent (if other than Holdings or a Subsidiary of Holdings) shall have no further liability for such assets. If Holdings or a Subsidiary of Holdings acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

            Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the

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Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

            Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

            Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

            Every replacement Note is an additional obligation of the Issuer and every replacement Note Guarantee shall constitute an additional obligation of the Guarantor thereof.

SECTION 2.08. Outstanding Notes.

            Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuer, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

            If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

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            If the principal amount of any Note is considered paid under Section
4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.

            Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an authentication order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11. Cancellation.

            The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

            If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a

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Business Day. At least 15 days before any such subsequent special record date, the Issuer or, at the Issuer's request, the Trustee, shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP and ISIN Numbers.

            The Issuer in issuing the Notes may use "CUSIP" or "ISIN" numbers, and if so, the Trustee shall use the "CUSIP" or "ISIN" numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the "CUSIP" or "ISIN" numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

SECTION 2.14. Deposit of Moneys.

            Subject to Section 2 of the Notes, prior to 1:00 p.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

            (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B, as applicable.

            Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) (a) the Depository notifies the Issuer that it is unwilling or unable

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to act as Depository for any Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, the Issuer so notifies the Trustee in writing and a successor Depository is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

            (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute, (ii) the Guarantors shall execute notations of Note Guarantees on and (iii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

            (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer and Exchange Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

            (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
      (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of

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      Exhibit C hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Issuer;

            (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

            (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
      (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

            (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
      (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

            (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written

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

      instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

            (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

            (c) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

            (i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note, whether or not such Global Note bears the Private Placement Legend if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E stating, among other things, that the proposed transferee is a Non-U.S. Person (except for a transfer to an Initial Purchaser);

            (ii) if the proposed transferee is a Participant, upon receipt by the Registrar of the documents referred to in clause (i)(x) above, if required, and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Temporary Regulation S Global Note.

            (d) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

            (i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuer may reasonably request; and

            (ii) (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the IAI Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

            (e) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Global Notes and/or Physical Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Global Notes or Physical Notes, as the case may be, tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer; provided that, an Exchange Security issued to a person resident in a province or territory of Canada shall be subject to the provisions of Exhibit B applicable to such person.

            (f) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (g) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend unless otherwise required by applicable law, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered and sold (including pursuant to the Exchange Offer) pursuant to an effective registration statement under the Securities Act.

            (h) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository Participants or beneficial owners of interests in any Global
Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

            (i) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

            If the Issuer elects to redeem Notes pursuant to Section 5, Section 6 or Section 10 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02. Selection of Notes To Be Redeemed.

            If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

            (x) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

            (a) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

provided that, in the case of a partial redemption pursuant to Section 6 of the Notes, the Trustee shall select the Notes or portions thereof on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository) unless that method is otherwise prohibited.

            No Notes of US$1,000 or less shall be redeemed in part. The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed or purchased.

SECTION 3.03. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Article VIII may be more than 60 days before such Redemption Date). At the Issuer's request, the Trustee shall forward the notice of redemption in the Issuer's name and at the Issuer's expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (5) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

            (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

            (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

            (8) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed.

            The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuer shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05. Deposit of Redemption Price.

            On or before 1:00 p.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.

            If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

            If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01. Payment of Notes.

            The Issuer shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or a Subsidiary of Holdings) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by 360.

            The Issuer shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy
Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02. Maintenance of Office or Agency.

            The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

            The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section
2.03 of this Indenture.

SECTION 4.03. Corporate Existence.

            Except as otherwise permitted by Section 4.13 or Article Five, Holdings shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and material franchises of the Issuer and each Restricted Subsidiary; provided, however, that Holdings shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Restricted Subsidiary, if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the Issuer and the Guarantors, taken as a whole.

SECTION 4.04. Payment of Taxes.

            The Issuer and the Guarantors shall, and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries; provided, however, that the Issuer and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made, or any such tax, assessment, charge or claim that would not reasonably be expected to have a material adverse effect on the Issuer and the Guarantors taken as a whole.

SECTION 4.05. Reserved.

SECTION 4.06. Compliance Certificate; Notice of Default.

            (a) The Issuer shall deliver to the Trustee, within 120 days after the close of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and the Guarantors has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer and the Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall specify such Default or Event of Default and what action, if any, the Issuer is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes the fiscal year end.

            (b) The Issuer shall deliver to the Trustee promptly and in any event within seven days after any Officer of the Issuer becomes aware of the occurrence of any Default an Officers' Certificate specifying the Default or Event of Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.

SECTION 4.07. Payments for Consent.

            Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

            The Issuer and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

            If a Change of Control occurs, the Issuer shall be required to make an offer to purchase all Notes as described below (the "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Issuer shall offer a payment in cash ("CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes purchased, to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within thirty days following any Change of Control, the Issuer shall mail or cause to be mailed a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described below. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.09 and that all Notes tendered and not withdrawn shall be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

            (3) that any Note not tendered shall continue to accrue interest;

            (4) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

            (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered (equal to $1,000 or an integral multiple thereof).

            On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

            (1) accept for payment all Notes or portions of Notes in minimum amounts equal to US$1,000 or an integral multiple of US$1,000 in excess thereof, properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

            The Paying Agent shall promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of US$1,000 or an integral multiple of US$1,000.

            The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given pursuant to
Section 5 of the Notes, unless and until there is a default in payment of the applicable Redemption Price.

            The Issuer shall comply, and shall cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a repurchase of the Notes as a result of a Change of Control. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.

            Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "ALTERNATE OFFER") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

SECTION 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and Holdings shall not issue any Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of preferred stock; provided, however, that Holdings may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio of Holdings for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

            (b) Notwithstanding Section 4.10(a), the incurrence of any of the following items of Indebtedness shall be permitted (collectively, "PERMITTED DEBT"):

            (1) the incurrence by the Issuer and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate amount at any time outstanding under this clause (1) (with letters of credit being deemed to have an amount equal to the maximum potential liability of Holdings and the Restricted Subsidiaries thereunder) not to exceed the greater of (a) the sum of (x) US$165.0 million and (y) Can$180.0 million (including the Canadian Dollar Equivalent of any amount under this clause
      (y) denominated in U.S. dollars) less the aggregate amount of all Net Proceeds of Asset Sales applied by Holdings or any Restricted Subsidiary since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.13 and (b) the amount that is 2.5 times Consolidated Cash Flow of Holdings for its most recently ended four full fiscal quarters for which internal financial statements are available;

            (2) the incurrence by Holdings and the Restricted Subsidiaries of the Existing Indebtedness;

            (3) the incurrence of the Notes on the Issue Date, the Guarantees and the Exchange Securities to be issued pursuant to the Registration Rights Agreement;

            (4) the incurrence by Holdings or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used or useful in the business of Holdings or any Restricted Subsidiary, and refinancings thereof, in an aggregate amount not to exceed US$10.0 million at any time outstanding;

            (5) the incurrence by Holdings or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, Indebtedness (other than intercompany Indebtedness) permitted to be incurred under Sections 4.10(a), (b)(2), (b)(3) or (b)(5);

            (6) the incurrence by Holdings or any Restricted Subsidiary of intercompany Indebtedness between or among Holdings and/or any Restricted Subsidiary; provided, however, that:

                  (a) if the Issuer or any Guarantor is the obligor on such
            Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Guarantee, in the case of a Guarantor; and

                  (b) (i) any subsequent issuance or transfer of Equity
            Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither Holdings nor a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that is not permitted by this clause (6);

            (7) the issuance by any of the Restricted Subsidiaries to Holdings or to any Restricted Subsidiary of preferred stock; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Holdings or a Restricted Subsidiary and (b) any sale or other transfer of any such preferred stock to a Person that is neither Holdings nor a Restricted Subsidiary shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that is not permitted by this clause (7);

            (8) the incurrence by Holdings or any Restricted Subsidiary of Hedging Obligations in the ordinary course of business;

            (9) the guarantee by the Issuer or any Guarantor of Indebtedness of Holdings or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.10; provided that if the Indebtedness being guaranteed is subordinated to the Notes or the Guarantees, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

            (10) the incurrence by Holdings or any Restricted Subsidiary of Indebtedness in respect of workers' compensation claims, self-insurance obligations, indemnities, bankers' acceptances, performance, completion and surety bonds or guarantees, and similar types of obligations in the ordinary course of business;

            (11) the incurrence by Holdings or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

            (12) the incurrence by Holdings or any Restricted Subsidiary of Indebtedness consisting of guarantees, earn-outs, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock; provided that the maximum aggregate liability in respect of all such obligations outstanding under this clause
      (12) shall at no time exceed (a) in the case of an acquisition, US$10.0 million (provided that the amount of such liability shall be deemed to be the amount thereof, if any, reflected on the consolidated balance sheet of Holdings (e.g., the amount of such liability shall be deemed to be zero if no amount is reflected on such balance sheet)) and (b) in the case of a disposition, the gross proceeds actually received by Holdings and the Restricted Subsidiaries in connection with such disposition;

            (13) Daylight Loans incurred by Holdings from time to time;

            (14) Indebtedness in respect of Permitted Factoring Arrangements;
      and

            (15) the incurrence by Holdings or any Restricted Subsidiary of additional Indebtedness in an aggregate amount at any time outstanding, including all Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed US$25.0 million.

            (c) For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through
(15) of Section 4.10(b), or is entitled to be incurred pursuant to Section 4.10(a), the Issuer is permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.10. Indebtedness under Credit Facilities outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of Section 4.10(b).

            (d) The accrual of interest, the accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.10; provided, in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued. Notwithstanding any other provision of this
Section 4.10, the maximum amount of Indebtedness that Holdings or any Restricted Subsidiary may incur pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

            (e) The amount of any Indebtedness outstanding as of any date shall be:

            (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

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                  (A) the Fair Market Value of such assets at the date of
      determination; and

                  (B) the amount of the Indebtedness of the other Person that is secured by such assets.

SECTION 4.11. Limitations on Restricted Payments.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

            (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of Holdings or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving Holdings or any Restricted Subsidiary) or to the direct or indirect holders of the Equity Interests of Holdings or any Restricted Subsidiary in their capacity as such (other than (A) dividends or distributions payable in Qualified Equity Interests, (B) dividends or distributions payable to Holdings or any Restricted Subsidiary and (C) any dividend, payment or distribution made on the Issue Date in connection with the amalgamation as described in the Offering Circular under the caption "Use of Proceeds";

            (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving Holdings) any Equity Interests of Holdings or any Parent Company;

            (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or any Guarantee (excluding any Indebtedness owed to and held by Holdings or any Restricted Subsidiary), other than (x) payments of interest or principal at the Stated Maturity thereof and (y) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the Stated Maturity thereof; or

            (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (2) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least US$1.00 of

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

      additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a); and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and the Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and
      (10) of the next succeeding paragraph), is not greater than the sum, without duplication, of:

                  (a) 50% of the Consolidated Net Income of Holdings for the
            period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  (b) 100% of the aggregate net cash proceeds received by
            Holdings, and 100% of the Fair Market Value at the time of receipt of assets other than cash, if any, received by Holdings, after the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests or from the issue or sale (other than to a Subsidiary of Holdings) of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Holdings that have been converted into or exchanged for Qualified Equity Interests; plus

                  (c) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or Holdings or a Restricted Subsidiary otherwise receives Cash Equivalents therefor, the return of capital in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

                  (d) to the extent that any Unrestricted Subsidiary is
            redesignated as a Restricted Subsidiary after the date of this Indenture, the Fair Market Value of the Investment of Holdings and the Restricted Subsidiaries in such Subsidiary as of the date of such redesignation.

                  The preceding provisions shall not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

            (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, Qualified Equity Interests or from the substantially concurrent contribution of common equity capital to Holdings; provided that the amount of any such net cash proceeds that is utilized for any such Restricted Payment shall be excluded from clause
      (3)(b) of the preceding paragraph;

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

            (3) the payment, defeasance, redemption, repurchase or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

            (4) the payment of any dividend (or, in the case of any partnership, limited liability company or unlimited company, any similar distribution) by a Restricted Subsidiary of Holdings to the holders of its Equity Interests on a pro rata basis taking into account the relative preferences, if any, of the various classes of equity interests in such Restricted Subsidiary;

            (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Restricted Subsidiary, or payments by Holdings to any Parent Company to permit, and which are used by, any Parent Company to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of any Parent Company, in each case, held by any current or former officer, director, consultant or employee of Holdings or any Restricted Subsidiary (or permitted transferees, assigns, estates or heirs of any of the foregoing); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed US$5.0 million in any calendar year (excluding for purposes of calculating such amount the purchase price of Equity Interests repurchased, redeemed, acquired or retired with the proceeds from the repayment of loans by Holdings or a Restricted Subsidiary made for the purpose of purchasing such Equity Interests), with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year;

            (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

            (7) the declaration and payment of dividends on Designated Preferred Stock in accordance with the certificate of designations therefor; provided that at the time of issuance of such Designated Preferred Stock, Holdings would, after giving pro forma effect thereto as if such issuance had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a);

            (8) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any Restricted Subsidiary or any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Guarantee, in each case, pursuant to provisions requiring such Person to offer to purchase, redeem, defease or otherwise acquire or retire for value such Equity Interests or subordinated Indebtedness upon the occurrence of a "change of control" or with the proceeds of "asset sales" as defined in the charter provisions, agreements or instruments governing such Equity Interests or subordinated Indebtedness; provided, however, that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and the Issuer has purchased all Notes validly tendered in connection with that Change of Control Offer or Asset Sale Offer;

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

            (9) payments pursuant to Sections 4.14(b)(4), (8) or (10); and

            (10) other Restricted Payments in an aggregate amount not to exceed US$20.0 million since the date of this Indenture;

      provided that in the case of any Restricted Payment pursuant to clause
(5), (7), (8) or (10), no Default shall have occurred and be continuing.

            The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

            For purposes of determining compliance with this Section 4.11, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (10) above or is entitled to be made according to Section 4.11(a), Holdings may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.11.

SECTION 4.12. Limitations on Liens.

            Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

            (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

            (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.13. Limitations on Asset Sales.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

            (1) Holdings (or a Restricted Subsidiary) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

            (2) at least 75% of the consideration received in the Asset Sale by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

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

            (b) For purposes of this provision, each of the following shall be deemed to be cash:

            (1) any liabilities, as shown on Holdings' most recent consolidated balance sheet, of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings or such Restricted Subsidiary from such liabilities;

            (2) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

            (3) any stock or assets of the kind referred to in clause (2) or (4) of Section 4.13(c).

            (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings (or a Restricted Subsidiary) may apply those Net Proceeds at its option:

            (1) to repay any Senior Debt and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

            (2) to acquire all or substantially all of the assets of, or any Capital Stock of, a Person engaged in a Permitted Business; provided that in the case of acquisition of Capital Stock of any Person, such acquisition is permitted by Section 4.11 (without giving effect to clause
      (4) of the definition of "Permitted Investments");

            (3) to make a capital expenditure; or

            (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

            Pending the final application of any Net Proceeds, Holdings (or a Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

            (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.13(b) shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds US$15.0 million, the Issuer shall make an offer to purchase (an "ASSET SALE OFFER"), to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the "Payment Amount"). The offer price for the Notes in any Asset Sale Offer shall be equal to 100% of principal amount of the Notes plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "Offered Price"), and shall be payable in cash, and the offer or redemption price for such pari passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            (e) Upon the commencement of a Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at is registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (1) that the Asset Sale Offer is being made pursuant to this Section;

            (2) the Payment Amount, the Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is mailed (the "ASSET SALE PAYMENT DATE");

            (3) that any Notes not tendered or accepted for payment shall continue to accrue interest;

            (4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Payment Date;

            (5) that Holders electing to have any Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Payment Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of US$1,000, or integral multiples thereof, shall be purchased); and

            (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

            (f) On the Asset Sale Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to pro ration if the aggregate Notes tendered exceed the Payment Amount allocable to the Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Payment Amount allocable to the Notes and the amount sufficient to pay the Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

            (g) The Paying Agent shall promptly mail to each Holder so tendered the Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. However, if the Asset Sale Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

            The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

SECTION 4.14. Limitations on Transactions with Affiliates.

            (a) Holdings shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each, an "AFFILIATE TRANSACTION"), unless:

            (1) the Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

            (2) Holdings delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$5.0 million, a resolution of the Board of Directors of Holdings set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of such Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$20.0 million, an opinion as to the fairness to Holdings or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States or Canada.

            (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

            (1) reasonable director, officer, consultant and employee compensation, benefit and indemnification agreements, plans and arrangements entered into by Holdings or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto;

            (2) transactions between or among Holdings and/or the Restricted Subsidiaries;

            (3) transactions with a Person (other than an Unrestricted Subsidiary of Holdings) that is an Affiliate of Holdings solely because Holdings owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

            (4) to the extent that Holdings or one or more of the Restricted Subsidiaries are members of a consolidated, combined or similar income tax group of which a direct or indirect parent of Holdings is the common parent, payment of dividends or other distributions by Holdings or one or more of the Restricted Subsidiaries pursuant to a tax sharing agreement or otherwise to the extent necessary to pay, and which are used to pay, any income taxes of such tax group that are attributable to Holdings and/or the Restricted Subsidiaries (or would be attributable to Holdings if Holdings were a U.S. corporation) and are not payable directly by Holdings and/or the Restricted Subsidiaries; provided that the amount of any such dividends or distributions (plus any such taxes payable directly by Holdings and/or the Restricted Subsidiaries) shall not exceed the amount of such taxes that would have been payable directly by Holdings and/or the Restricted Subsidiaries had Holdings been the U.S. common parent of a separate tax group that included only Holdings and the Restricted Subsidiaries;

            (5) any issuance of Qualified Equity Interests (and the exercise of any warrants, options or other rights to acquire Qualified Equity Interests);

            (6) Restricted Payments that do not violate Section 4.11;

            (7) loans or advances to employees of Holdings or any Restricted Subsidiary (x) in the ordinary course of business in an aggregate amount not to exceed US$5.0 million at any time outstanding or (y) in connection with the purchase by such Persons of Equity Interests of Holdings or any Parent Company so long as the cash proceeds of such purchase received by any Parent Company are contemporaneously contributed to the common equity capital of Holdings;

            (8) payments by Holdings to or on behalf of any Parent Company in an amount sufficient to pay out-of-pocket legal, accounting and filing and other general corporate overhead costs of such Parent Company and franchise taxes and other fees required to maintain its existence actually incurred by such Parent Company, in any case in an aggregate amount not to exceed US$1.0 million in any calendar year;

            (9) the agreements described in the Offering Circular under the caption "Certain Relationships and Related Party Transactions," as in effect on the date of this Indenture or as amended thereafter (so long as the amended agreement is not more disadvantageous to the Holders, taken as a whole, in any material respect than such agreement immediately prior to such amendment) or any transaction contemplated thereby (other than payment of management fees referred to in clause (10) below); and

            (10) so long as no Event of Default exists, the existence or performance by Holdings or any Restricted Subsidiary of the provisions of the Management Agreement described in the Offering Circular under "Certain Relationships and Related Party Transactions" or any amendment thereto or replacement agreement therefor or any transaction contemplated thereby so long as such amendment or replacement is not more disadvantageous to the Holders, taken as a whole, in any material respect than the original agreements as in effect on the date of this Indenture.

SECTION 4.15. Dividend and Other Payment Restrictions Affecting Subsidiaries.

            Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to Holdings or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Holdings or any Restricted Subsidiary;

            (2) make loans or advances to Holdings or any Restricted Subsidiary; or

            (3) transfer any of its properties or assets to Holdings or any Restricted Subsidiary.

            However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

            (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

            (2) this Indenture, the Notes and the Guarantees;

            (3) applicable law, rule, regulation or order;

            (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

            (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

            (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

            (7) any agreement for the sale or other disposition of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending the sale or other disposition;

            (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (9) Liens permitted to be incurred under the provisions of Section
      4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

            (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors of Holdings, which limitation is applicable only to the assets that are the subject of such agreements;

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

            (11) restrictions on cash or other deposits or net worth imposed under contracts entered into in the ordinary course of business;

            (12) restrictions under Permitted Factoring Arrangements on the disposition of accounts receivable subject to Permitted Factoring Arrangements; and

            (13) agreements governing Indebtedness permitted to be incurred pursuant to Section 4.10; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive to the Issuer or Holdings, as applicable, as determined by the Board of Directors of the Issuer or Holdings, as applicable, in its reasonable and good faith judgment, than the provisions contained in the Credit Agreement or this Indenture as in effect on the date of this Indenture.

SECTION 4.16. Subsidiary Guarantees.

            (a) If any Restricted Subsidiary (including any newly formed or newly acquired Restricted Subsidiary) guarantees any Indebtedness under any Credit Facility, then within 30 days of the date on which it guaranteed such Indebtedness, the Issuer shall:

            (1) execute and deliver to the Trustee (a) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

            (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

            (b) The Issuer shall not permit any Subsidiary Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into another Person (whether or not such Guarantor is the surviving Person) unless:

            (1) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than a Guarantor or the Issuer) expressly assumes all the obligations of such Guarantor under the Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

            (2) immediately after such transaction, no Default or Event of Default exists.

            (c) Notwithstanding Section 4.16(b), the Guarantee of a Subsidiary Guarantor shall automatically and unconditionally be released:

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            (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Holdings or any Restricted Subsidiary, if the sale or other disposition does not violate Section 4.13;

            (2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Holdings or any Restricted Subsidiary, if the sale or other disposition does not violate Section 4.13;

            (3) if Holdings designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19;

            (4) upon legal defeasance or satisfaction and discharge of the Notes as provided below under Sections 8.01 and 8.02; or

            (5) if such Subsidiary Guarantor shall not guarantee any Indebtedness under any Credit Facility (other than if such Subsidiary Guarantor no longer guarantees any Indebtedness under any Credit Facility as a result of payment under any guarantee of any such Indebtedness by any Subsidiary Guarantor); provided that a Subsidiary Guarantor shall not be permitted to be released from its Guarantee if it is an obligor with respect to Indebtedness that would not, under Section 4.10, be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor.

SECTION 4.17. Limitations on Layering Indebtedness.

            The Issuer shall not, directly or indirectly, incur any Indebtedness that is, or purports to be by its terms (or by the terms of any agreement governing such Indebtedness), subordinate or junior in right of payment to any Senior Debt of the Issuer and senior in any respect in right of payment to the Notes. No Guarantor shall, directly or indirectly, incur any Indebtedness that is, or purports to be by its terms (or by the terms of any agreement governing such Indebtedness), subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee. For purposes hereof, unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness solely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person shall not be deemed to be subordinate or junior to Indebtedness solely because it is not so guaranteed.

SECTION 4.18. Reports to Holders.

            So long as any Notes are outstanding, the Issuer shall furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods that such information would have otherwise been required to have been provided to the Commission if the rules and regulations applicable to the filing of such information were applicable to the Issuer:

            (1) all quarterly and annual information that would be required to be filed with the Commission on (a) if the Issuer is a domestic issuer, Forms 10-Q and 10-K if the Issuer were required to file such reports or
      (b) if the Issuer is a foreign private issuer, on

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      Form 6-K and Form 20-F or Form 40-F (if eligible) if the Issuer were required to file such forms; and

            (2) all current reports that would be required to be (a) filed if the Issuer is a domestic issuer with the Commission on Form 8-K if the Issuer were required to file such reports or (b) furnished if the Issuer is a foreign private issuer, to the Commission on Form 6-K if the Issuer were required to furnish such reports.

            The availability of the foregoing materials on either the Commission's EDGAR service or on the Issuer's website shall be deemed to satisfy the Issuer's delivery obligation.

            All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report shall include a report on the Issuer's consolidated financial statements by the Issuer's certified independent accountants. In addition, the Issuer shall cause a copy of all of the information and reports referred to in clauses (1) and (2) above to be posted no later than the date such information is required to be furnished to registered Holders, on the website of the Issuer (and remain there for a period of one year from the date of such posting). The Issuer shall also agree that, for so long as any Notes remain outstanding, if at any time the Issuer and the Guarantors are not required to file reports under the Exchange Act with the Commission, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. If any Parent Company has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, or has furnished the Holders or posted on its or the Issuer's website the reports described herein with respect to such Parent Company (including any consolidating financial information required by Regulation S-X relating to the Issuer and the Guarantors), the Issuer shall be deemed to be in compliance with the provisions of this Section 4.18.

SECTION 4.19. Limitations on Designation of Restricted and Unrestricted
              Subsidiaries.

            The Board of Directors of Holdings may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Holdings and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.11 or under one or more clauses of the definition of "Permitted Investments," as determined by Holdings. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Holdings may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

SECTION 4.20. Business Activities.

            Holdings shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

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SECTION 4.21. Additional Amounts.

            All amounts paid or credited by the Issuer under or with respect to the Notes, or by any Guarantor pursuant to the Guarantees, shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities or expenses related thereto) (hereinafter, "TAXES") imposed or levied by or on behalf of the Government of Canada or the United States or of any province, territory, state or other political subdivision thereof or by any authority or agency therein or thereof having power to tax (each, a "RELEVANT TAXING JURISDICTION"), unless the Issuer or such Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes by law or by the interpretation or administration thereof. If the Issuer or any Guarantor is required to withhold or deduct any amount for or on account of any such Taxes from any amount paid or credited under or with respect to the Notes or the Guarantees, the Issuer or such Guarantor shall pay such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received by each owner of a beneficial interest in the Notes (an "owner" for the purposes of this "ADDITIONAL AMOUNTS" section) (including Additional Amounts) after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) shall not be less than the amount such owner would have received if such Taxes had not been withheld or deducted; provided, however, that Additional Amounts shall not be payable to an owner or Holder with respect to any Taxes to the extent such Taxes ("EXCLUDED TAXES") would not have been imposed but for such owner or Holder being an owner or Holder:

            (1) in the case of Canadian Taxes, with which the Issuer or such Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making a payment;

            (2) which is subject to such Taxes by reason of such owner or Holder being connected with the Relevant Taxing Jurisdiction other than solely by reason of the mere acquisition or holding of notes, the receipt of payments thereunder or the enforcement of the Holder's or owner's rights thereunder;

            (3) which failed to duly and timely comply with a timely request of the Issuer to provide information, documents, certification or other evidence concerning such owner's or Holder's nationality, residence, entitlement to treaty benefits, identity or connection with a Relevant Taxing Authority, but only if such owner or Holder is legally entitled to comply with such request and only to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of the Taxes in question;

            (4) in the case of United States Taxes, which do not qualify for the "portfolio interest exception" contained in Sections 871(h) and 881(c) of the U.S. Internal Revenue Code of 1986, as amended; or

            (5) which is a fiduciary, a partnership or not the beneficial owner of a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such Note (as the case may be) would not have

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      been entitled to receive Additional Amounts with respect to the payment in question if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, settlor, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, settlor, partner or beneficial owner).

The Issuer or such Guarantor shall also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required under applicable law.

            The Issuer or the Guarantor shall furnish the Holders, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, evidence of such payment by the Issuer or such Guarantor. The Issuer and the Guarantors shall indemnify and hold harmless each Holder and owner from and against (x) any Taxes (other than Excluded Taxes) levied or imposed on such Holder or owner as a result of payments or credits made under or with respect to the Notes or the Guarantees, and (y) any Taxes (other than Excluded Taxes) so levied or imposed with respect to any indemnification payments under the foregoing clause (x) or this clause (y) such that the net amount received by such Holder or owner after such indemnification payments shall not be less than the net amount the Holder or owner would have received if the Taxes described in clauses (x) and (y) above had not been imposed.

            At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or any Guarantor shall be obligated to pay Additional Amounts with respect to such payment, the Issuer or such Guarantor shall deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts shall be payable and the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders or owners on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, redemption price, Change of Control Payment, Asset Sale Offer purchase price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts or indemnification payments to the extent that, in such context, Additional Amounts or indemnification payments are, were or would be payable in respect thereof.

            The Issuer and the Guarantors shall pay any present or future stamp, court, documentary or other excise or property Taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, the Notes, this Indenture, any Guarantee or any related document ("DOCUMENTARY TAXES").

            The obligation to pay any Additional Amounts (and any associated indemnification payments) and Documentary Taxes under the terms and conditions described above shall survive any termination, defeasance or discharge of this Indenture.

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                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Consolidations, Etc.

            (a) The Issuer may not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

            (1) either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (x) is a Nova Scotia unlimited company or a corporation, limited liability company or limited partnership organized or existing under the laws of Canada, any province or territory thereof, the United States, any state of the United States or the District of Columbia and (y) assumes all the obligations of the Issuer under the Notes, this Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (2) immediately after such transaction, no Default or Event of Default exists; and

            (3) either (a) the Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) or
      (b) the Fixed Charge Coverage Ratio of Holdings or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made, after giving effect to the transaction and any related financings, would not be less than the Fixed Charge Coverage Ratio of Holdings immediately prior to such transaction.

            In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

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            (b) Holdings may not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not Holdings is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Holdings and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

            (1) either: (a) Holdings is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made (x) is a Nova Scotia unlimited company or a corporation, limited liability company or limited partnership organized or existing under the laws of Canada, any province or territory thereof, the United States, any state of the United States or the District of Columbia and (y) assumes all the obligations of Holdings under the Guarantee, this Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (2) immediately after such transaction, no Default or Event of Default exists; and

            (3) either (a) Holdings or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least US$1.00 of additional Indebtedness pursuant to
      Section 4.10(a) or (b) the Fixed Charge Coverage Ratio of Holdings or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings), or to which such sale, assignment, transfer, conveyance or other disposition has been made, after giving effect to the transaction and any related financings, would not be less than the Fixed Charge Coverage Ratio of Holdings immediately prior to such transaction.

            In addition, Holdings may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of Holdings, shall be deemed to be the transfer of all or substantially all of the properties and assets of Holdings.

            (c) This Section 5.01 shall not apply to a merger of the Issuer or a Guarantor with an Affiliate solely for the purpose, and with the effect, of reincorporating the Issuer or such Guarantor, as the case may be, in another jurisdiction of the United States or Canada. In addition, nothing in this
Section 5.01 shall prohibit any Restricted Subsidiary from consolidating or amalgamating with, merging with or into or conveying, transferring or leasing, in one transaction or a series of transactions, all or substantially all of its assets to Holdings or another Restricted Subsidiary.

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                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

            Each of the following is an "EVENT OF DEFAULT":

            (1) default for 30 days in the payment when due of interest on, or Special Interest with respect to, the Notes (whether or not such payment is prohibited by the subordination provisions of this Indenture);

            (2) default in payment when due of the principal of, or premium, if any, on the Notes (whether or not such payment is prohibited by the subordination provisions of this Indenture);

            (3) failure by Holdings or any Restricted Subsidiary to comply (a) for 30 days after written notice with the provisions described under Sections 4.09 and 4.13 or (b) with Section 5.01;

            (4) failure by Holdings or any Restricted Subsidiary for 60 days after written notice has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in this Indenture;

            (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any Restricted Subsidiary (or the payment of which is guaranteed by Holdings or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

                  (a) is caused by a failure to pay any such Indebtedness at its stated final maturity after giving effect to any applicable grace periods (a "PAYMENT DEFAULT"); or

                  (b) results in the acceleration of such Indebtedness prior to its stated final maturity,

            and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$20.0 million or more;

            (6) failure by Holdings or any Restricted Subsidiary to pay final judgments aggregating in excess of US$20.0 million in excess of amounts that are covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

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            (7) except as permitted by this Indenture, the Guarantee of Holdings or any Restricted Subsidiary that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

            (8) Holdings, the Issuer or any of Holdings' Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as debtor in an involuntary case, pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case or proceeding,

                  (b) consents to the entry of an order for relief or decree against it in an involuntary case or proceeding,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                  (d) makes a general assignment for the benefit of its
            creditors;

                  (e) admits in writing its inability to pay its debts generally as they become due; or

                  (f) files a petition or answer or consent seeking
            reorganization or relief.

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against Holdings, the Issuer or any of
            Holdings' Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary as debtor in an involuntary case or proceeding;

                  (b) appoints a Custodian of Holdings, the Issuer or any of
            Holdings' Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or a Custodian for all or substantially all of the assets of Holdings, the Issuer or any of Holdings' Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or adjudges any such entity or group a bankrupt or insolvent or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such entity or group; or

                  (c) orders the winding up or liquidation of Holdings, the
            Issuer or any of Holdings' Restricted Subsidiaries that is a Significant Subsidiary or any group

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            of Restricted Subsidiaries that, taken together, would constitute a
            Significant Subsidiary.

      and the order or decree remains unstayed and in effect for 60 consecutive days; and

            (10) the amalgamation contemplated by the merger agreement described under "Summary -- The Transactions" is not consummated on or before June 7, 2004.

SECTION 6.02. Acceleration.

            (a) In the case of an Event of Default specified in clause (8) or
(9) of Section 6.01, with respect to Holdings, the Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or an Event of Default specified in clause (10) of Section 6.01 occurs, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare (an "ACCELERATION DECLARATION") all the Notes to be due and payable. Upon an acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately without further action or notice (a) if there is no Indebtedness outstanding under any Credit Facility at such time, immediately and
(b) if otherwise, upon the earlier of (x) the final maturity (after giving effect to any applicable grace period or extensions thereof) or an acceleration of any Indebtedness under any Credit Facility prior to the express final stated maturity thereof and (y) five business days after the Representative under each Credit Facility receives the acceleration declaration, but, in the case of this clause (b) only, if such Event of Default is then continuing; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration:

            (1) if the rescission would not conflict with any judgment or decree;

            (2) if all existing Events of Default have been cured or waived except non-payment of principal and interest that has become due solely because of this acceleration;

            (3) if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and

            (4) in the event of a cure or waiver of an Event of Default of the type set forth in Section 6.01(8) or (9), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            In addition, in the event of an acceleration declaration because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.01, the acceleration declaration shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness and if (x) the annulment of the acceleration of the

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notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except nonpayment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

SECTION 6.03. Other Remedies.

            If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

            Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of principal of, or interest or premium on, any Note as specified in Section 6.01(1) or (2). The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05. Control by Majority.

            The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

            No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

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            (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

            (2) Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested in writing that the Trustee pursue the remedy;

            (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

            (5) Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest or premium on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(1)).

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of principal, interest and premium specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, their creditors or their

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property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

            Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

            Fourth: to the Issuer or, if applicable, the Guarantors, as their respective interests may appear.

            The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

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                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of Section 7.01(b).

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

            (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

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

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely conclusively on any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

            (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture whether on its own motion or at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or

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

      investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

            (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

            (j) Except with respect to Section 4.01 and 4.06, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of a Default or Event of Default except
      (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification.

            (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

            If a Default or Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control

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Payment Date pursuant to a Change of Control Offer or the Asset Sale Payment
Date pursuant to a Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

            Within 60 days after each August 15, beginning with August 15, 2005, the Trustee shall, to the extent that any of the events described in Trust Indenture Act Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act Section 313(a). The Trustee also shall comply with Trust Indenture Act Sections 313(b), 313(c) and 313(d).

            A copy of each report at the time of its mailing to Holders shall be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each securities exchange, if any, on which the Notes are listed.

            The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act Section 313(d).

SECTION 7.07. Compensation and Indemnity.

            The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably

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

determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee's negligence, bad faith or willful misconduct.

            To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Section
11.02 except assets or money held in trust to pay principal of or interest on particular Notes.

            When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

            Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all

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

the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least US$100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met. The provisions of Trust Indenture Act Section 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.

            The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

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                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuer's Obligations.

            The Issuer may terminate its obligations under the Notes and this Indenture and the obligations of the Guarantors under the Note Guarantees and this Indenture and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, when:

            (a) either:

            (1) all the Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from the trust, have been delivered to the Trustee for cancellation, or

            (2) all Notes that have not been delivered to the Trustee for cancellation otherwise have become due and payable by reason of a mailing of a notice of redemption or otherwise, will become due and payable within one year, or may be called for redemption, within one year or have been called for redemption pursuant to Section 5, Section 6 or Section 10 of the Notes and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation, for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption,

            (b) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture, and

            (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

            In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

            In the case of clause (2) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuer only), 7.07, 8.07 and 8.08 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After

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

the Notes are no longer outstanding, the Issuer's obligations in Sections 4.21, 7.07, 8.05 and 8.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Option to Effect Legal Defeasance or Covenant Defeasance.

            The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, and at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03. Legal Defeasance.

            Upon the Issuer's exercise under Section 8.02 of the option applicable to this Section 8.03, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.06 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.06;

            (2) the Issuer's obligations with respect to such Notes under
      Article 2 and Section 4.02;

            (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's and the Guarantors' obligations in connection therewith; and

            (4) Section 4.21 and this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under
Section 8.04.

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SECTION 8.04. Covenant Defeasance.

      Upon the Issuer's exercise under Section 8.02 of the option applicable to this Section 8.04, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.05, be released from each of their obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuer), 4.04, 4.07, 4.09 through 4.21, clause (3) of Section 5.01(a) and clause (3) of Section 5.01(b) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.02 of the option applicable to this Section 8.04, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(6) and
Section 6.01(8) shall not constitute Events of Default.

SECTION 8.05. Conditions to Legal or Covenant Defeasance.

            In order to exercise either Legal Defeasance or Covenant Defeasance under either Sections 8.03 or 8.04:

            (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, without consideration of any reinvestment of interest, in the opinion of an investment bank, appraisal firm, or firm of independent public accountants nationally recognized in the United States, to pay the principal of, premium and Special Interest, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

            (2) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                (A) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

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

                  (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

      in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.04, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) in the case of an election under Section 8.03 or 8.04, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Notes shall not recognize income, gain or loss for Canadian federal, provincial, territorial income tax or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as applicable, and shall be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred (which condition may not be waived by any Holder of outstanding Notes or the Trustee);

            (5) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

            (6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Holdings, the Issuer or any of Holdings' Restricted Subsidiaries that are Significant Subsidiaries is a party or by which Holdings, the Issuer or any of Holdings' Restricted Subsidiaries that are Significant Subsidiaries is bound;

            (7) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

            (8) the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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SECTION 8.06. Deposited Money and Government Securities to Be Held in Trust;
              Other Miscellaneous Provisions.

            Subject to Section 8.07, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Article Eight in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07. Repayment to Issuer.

            Any money deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.08. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with this Article VIII, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or

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otherwise prohibiting such application, then the Issuer's and the Guarantors'
obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium or Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

            (a) Subject to Section 9.03, the Issuer, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Note Guarantees without notice to or consent of any Holder:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to provide for the assumption of the Issuer's or a Guarantor's obligations to Holders and Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable;

            (4) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

            (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

            (6) to allow any Guarantor to execute a supplemental indenture and a Guarantee with respect to the Notes; or

            (7) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee.

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

            No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any Holder of Senior Debt under the subordination provisions of this Indenture, without the consent of such Holder or, in accordance with the terms of such Senior

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Debt, the consent of the agent or representative of such Holder or the requisite
Holders of such Senior Debt.

SECTION 9.02. With Consent of Holders.

            (a) Subject to Sections 6.07 and 9.03, the Issuer, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), may amend or supplement this Indenture, the Notes or the Note Guarantees, and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Note Guarantees without notice to any other Holders;

            (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment, supplement or waiver may (with respect to any Notes held by a non-consenting Holder):

            (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (it being understood that this clause (2) does not apply to Sections 4.09 and 4.13);

            (3) reduce the rate of or change the time for payment of interest on any Note;

            (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes in accordance with the provisions of this Indenture and a waiver of the payment default that resulted from such acceleration);

            (5) make any Note payable in money other than that stated in the Notes;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Special Interest, if any, on the Notes;

            (7) waive a redemption payment with respect to any Note (it being understood that this clause (7) does not apply to a payment required by Sections 4.09 or 4.13);

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            (8) release Holdings or any other Guarantor that is a Significant
      Subsidiary from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture;

            (9) in the event that the obligation to make a Change of Control Offer or an Asset Sale Offer has arisen, amend, change or modify in any material respect the obligation of the Issuer to make and consummate such Change of Control Offer or such Asset Sale Offer, as the case may be;

            (10) modify or change any provision of this Indenture or the related definitions affecting the subordination of the Notes or any Guarantee in a manner that adversely affects the Holders; or

            (11) make any change in these amendment and waiver provisions.

            (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

            (d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder's Notes shall not be rendered invalid by such tender or exchange.

            (e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Effect on Senior Debt.

            No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under Article Ten and
Section 11.02 and the defined terms as used therein without the consent of such holder or its Representative or, in accordance with the terms of such Senior Debt, the consent of the agent or representative of such Holder or the requisite holders of such Senior Debt or Designated Senior Debt.

SECTION 9.04. Compliance with the Trust Indenture Act.

            From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Note Guarantees shall comply with the Trust Indenture Act as then in effect.

SECTION 9.05. Revocation and Effect of Consents.

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion

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of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (11) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06. Notation on or Exchange of Notes.

            If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall be at the expense of the Issuer.

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                                  ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01. Notes Subordinated to Senior Debt.

            Anything herein to the contrary notwithstanding, each of the Issuer, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full of all Senior Debt in cash or cash equivalents, whether outstanding on the Issue Date or thereafter incurred. Notwithstanding anything in this Article Ten to the contrary, payments and distributions (A) of Permitted Junior Securities and (B) made relating to the Notes from the trusts established pursuant to Article Eight shall not be so subordinated in right of payment, so long as, with respect to (B), (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Facilities or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten or Section 11.02 when made.

            This Article Ten shall constitute a continuing offer to all Persons who become Holders of, or continue to hold, Senior Debt, such provisions are made for the benefit of the Holders of Senior Debt and such Holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02.    Suspension of Payment When Senior Debt Is in Default.

            (a) If any default occurs and is continuing beyond the applicable grace period, if any, in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees with respect to, any Senior Debt (for purposes of this Article X only, a "PAYMENT DEFAULT"), then no payment or distribution of any kind or character shall be made by the Issuer with respect to any Obligations on or relating to the Notes or to acquire any of the Notes for cash or assets or otherwise.

            (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the Holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "NON-PAYMENT DEFAULT") and if the Representative for the respective issue of Designated Senior Debt gives written notice of the Non-Payment Default to the Trustee stating that such notice is a payment blockage notice (a "PAYMENT BLOCKAGE NOTICE"), then during the period (the "PAYMENT BLOCKAGE PERIOD") beginning upon the delivery of such Payment Blockage Notice and ending on the earliest of (1) the date on which all such nonpayment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice (unless the maturity of any Designated Senior Debt has been accelerated), the Issuer shall not (x) make any payment of any kind or character with

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respect to any Obligations on or with respect to the Notes or (y) acquire any of the Notes for cash or assets or otherwise. Notwithstanding anything herein to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) no new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. For all purposes of this Section 10.02(b), no Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of such Payment Blockage Notice that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose.

            (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such Holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts outstanding on the Senior Debt, if any, received from the holders of the Senior Debt (or their Representatives).

            Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or cash equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.03. Notes Subordinated to Prior Payment of All Senior Debt on
               Dissolution, Liquidation or Reorganization of the Issuer.

            (a) Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its assets, whether voluntary or involuntary, all Obligations due or to become due on all Senior Debt shall first be paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Notes, or for the acquisition of any of the Notes for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to which the Holders or the Trustee under this

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Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the Trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

            (b) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be for purpose of this Article Ten deemed to be reinstated and outstanding as if such payment had not occurred.

            It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Issuer's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

            (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the Trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

            (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets, to another Person upon the terms and conditions provided in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such

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consolidation, merger, conveyance or transfer, assume the Issuer's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04. Payments May Be Made on Notes.

            Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of, and interest on, the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section
10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section
10.07 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and
Section 10.03). Notwithstanding anything to the contrary contained in this Article Ten or elsewhere in this Indenture, payments and distributions from the funds deposited pursuant to Article Eight shall be permitted to be made and shall not be subject to the provisions of this Article Ten so long as such funds were deposited in accordance with the provisions of Article Eight and did not violate the provisions of this Article Ten when such funds were so deposited. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05. Holders To Be Subrogated to Rights of Holders of Senior Debt.

            Subject to the payment in full of all Senior Debt in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Issuer applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Issuer and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06. Obligations of the Issuer Unconditional.

            Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Issuer, and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of, and any interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the

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Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, of the holders of Senior Debt in respect of cash, assets or securities of the Issuer received upon the exercise of any such remedy.

SECTION 10.07. Notice to Trustee.

            The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
10.07 to establish that such notice has been given by a holder of Senior Debt (or a Representative thereof).

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09. Trustee's Relation to Senior Debt.

            The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held

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by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

            Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the
               Issuer or Holders of Senior Debt.

            No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof, which any such holder may have or otherwise be charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 10.11. Holders Authorize Trustee To Effectuate Subordination of Notes.

            Each Holder by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

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            If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12. This Article Ten Not To Prevent Events of Default.

            The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13. Trustee's Compensation Not Prejudiced.

            Nothing in this Article Ten shall apply to amounts due to the Trustee (other than payments of Obligations owing to Holders in respect of the Notes) pursuant to other Sections of this Indenture.

                                 ARTICLE ELEVEN

                                 NOTE GUARANTEE

SECTION 11.01. Unconditional Guarantee.

            Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder:
(a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Issuer and all other obligations of the other Guarantors (including under the Note Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07), all in accordance with the terms hereof and thereof (collectively, the "GUARANTEE OBLIGATIONS"); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated

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to pay, or to perform or cause the performance of, the same immediately. An
Event of Default under this Indenture or the Notes shall constitute an event of default under the Note Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuer.

            Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor (other than payment). To the fullest extent permitted by law and subject to Section 6.06, each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. This Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

SECTION 11.02. Subordination of Note Guarantee.

            The obligations of each Guarantor under its Note Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full of the Senior Debt of such Guarantor in cash or cash equivalents on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuer. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten.

SECTION 11.03.    Limitation on Guarantor Liability.

                  Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal,

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foreign, provincial or state law to the extent applicable to any Note Guarantee.
To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree (to the extent required by such laws) that the obligations of such Guarantor under its Note Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor
(including any guarantee under the Credit Agreement) that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor.

SECTION 11.04. Execution and Delivery of Note Guarantee.

            To further evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form of Exhibit F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor's Note Guarantee of such Note shall nevertheless be valid.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05. Release of a Subsidiary Guarantor.

            Notwithstanding Section 4.16(a), a Subsidiary Guarantor shall be automatically and unconditionally released from its obligations under its Note Guarantee and its obligations under this Indenture and the Registration Rights Agreement in accordance with Section 4.16(c).

            The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Note Guarantee upon receipt of a request by the Issuer or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; provided, however,

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that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.

            Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.06. Waiver of Subrogation.

            Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer's obligations under the Notes or this Indenture and such Guarantor's obligations under this Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07. Immediate Payment.

            Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08. No Set-Off.

            Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and, to the fullest extent permitted by law, shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

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SECTION 11.09. Guarantee Obligations Absolute.

            The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Note Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10. Note Guarantee Obligations Continuing.

            The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it shall from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as shall prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11. Note Guarantee Obligations Not Reduced.

            The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 11.12. Note Guarantee Obligations Reinstated.

            The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13. Note Guarantee Obligations Not Affected.

            To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and

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whether or not known or consented to by any Guarantor or any of the Holders)
which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

            (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

            (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

            (c) any failure of the Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Note Guarantee, or to give notice thereof to a Guarantor;

            (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

            (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

            (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

            (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

            (h) any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

            (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Note Guarantee; and

            (j) any other circumstance, including release of a Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Notes or of a Guarantor in respect of its Note Guarantee hereunder.

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SECTION 11.14. Waiver.

            Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

SECTION 11.15. No Obligation to Take Action Against the Issuer.

            Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

SECTION 11.16. Dealing with the Issuer and Others.

            The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

            (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

            (b) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

            (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

            (d) accept compromises or arrangements from the Issuer;

            (e) apply all monies at any time received from the Issuer or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

            (f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17. Default and Enforcement.

            If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy

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provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18. Acknowledgment.

            Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 11.19. Costs and Expenses.

            Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.

SECTION 11.20. No Merger or Waiver; Cumulative Remedies.

            No Note Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.21.    Survival of Note Guarantee Obligations.

            Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor, to the fullest extent permitted by law, without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

SECTION 11.22. Note Guarantee in Addition to Other Guarantee Obligations.

            The obligations of each Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.23. Severability.

            Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or

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unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.24. Successors and Assigns.

            Each Note Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 12.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Issuer or a Guarantor:

                      c/o MAAX Corporation
                      640 Cameron Road
                      Sainte-Marie, Quebec G6E 1B2
                      Canada
                      Attention: Denis Aubin

                      Telephone:       (418) 387-4155
                      Facsimile:       (418) 387-3507

            with a copy to:

                      J.W. Childs Associates L.P. 111
                      Huntington Avenue - Suite 2900
                      Boston, Massachusetts 02199
                      Attention: Steven G. Segal

                      Facsimile:       (617) 753-1101

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            if to the Trustee:

                      U.S. Bank Trust National Association
                      100 Wall Street, Suite 1600
                      New York, NY 10005
                      Attention: Corporate Trust Services

                      Telephone:       212-361-6159
                      Facsimile:       212-361-6153

            Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

            Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Note Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06. Rules by Paying Agent or Registrar.

      The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 12.07. Legal Holidays.

      If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08. Governing Law.

      THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.

      No director, officer, employee, incorporator, member or (except as prohibited by applicable law) shareholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note

Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11. Successors.

            All agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.

            To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14. Agent for Service and Waiver of Immunities.

            By the execution and delivery of this Indenture, the Issuer and each Guarantor (i) acknowledge that they will designate and appoint within sixty days of the Issue Date National Registered Agents, Inc. or another Person satisfactory to the Trustee (the "Authorized Agent"), as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or the Notes that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledge that the Authorized Agent has accepted such designation, (ii) submit to the jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon the Authorized Agent and written notice of said service to the Issuer or any Guarantor in accordance with Section 12.02 shall be deemed effective service of process upon the Issuer or such Guarantor in any such suit or proceeding. The Issuer and each Guarantor further agree to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding; provided, however, that the Issuer and each Guarantor may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section
12.14 that (i) maintains an office located in the Borough of Manhattan, City of New York, in the State of New York, (ii) is either (x) counsel for the Issuer or
(y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 12.14. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York. Upon the written request of any Holder, the Trustee shall deliver a copy of such notice to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuer appointed and acting in accordance with this Section 12.14.

SECTION 12.15. Judgment Currency.

            The Issuer and each Guarantor agree to indemnify each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred by such party as a result of any judgment or order being given or made against the Issuer or any Guarantor for any United States dollar amount due under this Indenture and such judgment or order being expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party's receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                        MAAX CORPORATION, as Issuer

                                        By: /s/ James C. Rhee
                                           -------------------------------------
                                           Name: James C. Rhee
                                           Title: Secretary

                                        BEAUCELAND CORPORATION, as Guarantor

                                        By: /s/ James C. Rhee
                                           -------------------------------------
                                           Name: James C. Rhee
                                           Title: Secretary

                                        4200217 CANADA INC., as a Guarantor

                                        By: /s/ James C. Rhee
                                           -------------------------------------
                                           Name: James C. Rhee
                                           Title: Secretary

                                        MAAX HOLDING CO.
                                        MAAX-KSD CORPORATION
                                        PEARL BATHS, INC.
                                        MAAX-HYDRO SWIRL MANUFACTURING    CORP.
                                        MAAX MIDWEST, INC.
                                        MAAX SPAS (ARIZONA), INC.
                                        AKER PLASTICS COMPANY INC.
                                        MAAX CANADA INC.
                                        CUISINE EXPERT - C.E. CABINETS INC.
                                        9022-3751 QUEBEC INC.
                                        MAAX SPAS (ONTARIO) INC.
                                        MAAX SPAS (B.C.) INC., each as a
                                        Guarantor

                                        By: /s/ Denis Aubin
                                           -------------------------------------
                                           Name: Denis Aubin
                                           Title: Director & Officer

                                        MAAX LLC, as a Guarantor

                                        By: /s/ Dennis Aubin
                                           -------------------------------------
                                           Name: Dennis Aubin
                                           Title: Director & Officer

                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: /s/ Cheryl L. Clarke
                                           -------------------------------------
                                           Name: Cheryl L. Clarke
                                           Title: Assistant Vice President

                                                                       EXHIBIT A

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                                MAAX CORPORATION
                      9.75% Senior Subordinated Notes 2012

No.                                                                    CUSIP No.
                                                                       US$

            MAAX CORPORATION, a Nova Scotia unlimited company (the "ISSUER"), for value received promise to pay to ____________ or its registered assigns, the principal sum of

            [or such other amount as is provided in a schedule attached hereto](a) on June 15, 2012.

            Interest Payment Dates: June 15 and December 15, commencing December 15, 2004.

            Record Dates: June 1 and December 1.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

--------------
(a) This language should be included only if the Note is issued in global form.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

                                        MAAX CORPORATION, as Issuer

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the 9.75% Senior Subordinated Notes due 2012 described in the within mentioned Indenture.

Dated:

                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                           as Trustee

                                        By:
                                           -------------------------------------
                                                     Authorized Signatory

                                (Reverse of Note)

                    9.75% Senior Subordinated Notes due 2012

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            SECTION 1. Interest. MAAX Corporation, a Nova Scotia unlimited company (the "ISSUER"), promises to pay interest (including Special Interest, if applicable) on the principal amount of this Note at 9.75% per annum from June 4, 2004 until maturity. The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"), commencing December 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360 day year of twelve 30 day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable under the Notes is the rate payable multiplied by the actual number of days in the year and divided by 360.

            SECTION 2. Method of Payment. The Issuer shall pay interest on the Notes to the Persons who are registered Holders at the close of business on June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be issued in denominations of US$1,000 and integral multiples thereof. The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). Principal, premium, if any, interest and Special Interest, if any, on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that for Holders owning at least $5.0 million in principal amount of Notes that have given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer shall make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency in New York shall be the office of the Trustee maintained for such purpose.

            SECTION 3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, Holdings or any of its Subsidiaries may act in any such capacity.

            SECTION 4. Indenture and Subordination. The Issuer issued the Notes under an Indenture dated as of June 4, 2004 ("INDENTURE") by and among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TRUST INDENTURE ACT"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The payment of the Notes shall, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt.

            SECTION 5. Optional Redemption.

            (a) On or after June 15, 2008 (the "FOURTH ANNIVERSARY"), the Issuer may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning June 15 of the years indicated below, subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date:

YEAR                                                  PERCENTAGE
----                                                  ----------
2008...........................................       104.875%
2009...........................................       102.438%
2010 and thereafter............................       100.000%

            (b)At any time prior to the Fourth Anniversary, the Issuer may on any one or more occasions redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest and Special Interest, if any, on the Notes to be redeemed to the date of redemption, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that in the case of any redemption in part, at least 50% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding after giving effect to such redemption.

            SECTION 6. Redemption With Proceeds From Equity Offerings. At any time prior to June 15, 2007, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 109.750% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, on the Notes to be redeemed to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes, but excluding Notes held by the Issuer or any of its Affiliates) remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

            SECTION 7. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. Notes in denominations larger than US$1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

            SECTION 8. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

            SECTION 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuer shall be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon to the date of repurchase.

            The Issuer is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

            SECTION 10. Redemption for Changes in Withholding Taxes. The Issuer may redeem all, but not less than all, of the Notes at any time, upon not less than 30 nor more than 60 days' notice, at 100% of the aggregate principal amount of the Notes, together with accrued and unpaid interest and Special Interest, if any, to the Redemption Date, if the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of a Relevant Taxing Jurisdiction, or any change in any official position of any governmental agency, taxing authority or regulatory authority regarding the application or interpretation of such laws or regulations, which change is announced on or after the date of this offering circular (a "CHANGE IN LAW"), and the Issuer cannot avoid such obligation by taking reasonable measures available to it.

            Before the Issuer publishes or mails notice of redemption of the Notes as described above, the Issuer shall deliver to the Trustee an Officers' Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that the Issuer would be obligated to pay Additional Amounts as a result of a Change in Law. No such notice of redemption may be given more than 60 days before or more than 90 days after the Issuer first becomes aware of its liability to pay any Additional Amounts as a result of a Change in Law.

            SECTION 11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

            SECTION 12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            SECTION 13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or make any change that does not materially adversely affect the rights of any Holder of a Note.

            SECTION 14. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest including an accelerated payment or the failure to make a payment on the Change of Control Payment Date or the Asset Sale Payment Date pursuant to a Asset Sale Offer or a Default in complying with the provisions of Article Five of the Indenture) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

            SECTION 15. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture.

            SECTION 16. No Recourse Against Others. No director, officer, employee, incorporator, member or (except as prohibited by applicable law) shareholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

            SECTION 17. Note Guarantees. This Note shall be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

            SECTION 18. Trustee Dealings with the Issuer. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

            SECTION 19. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            SECTION 20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            SECTION 21. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer and the Guarantors shall be obligated to use their commercially reasonable efforts to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 9.75% Senior Subordinated Note due 2012 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Special Interest and shall not contain terms with respect to transfer restrictions); provided that, an Exchange Security issued to a person resident in a province or territory of Canada shall be subject to the provisions of Exhibit B to the Indenture applicable to such person. The Holders shall be entitled to receive certain Special Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

            SECTION 22. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made

---------------
(a) This Section not to appear on Exchange Securities or Additional Notes unless required by the terms of such Additional Notes.

as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            SECTION 23. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________

(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:  _________________       Signed: ________________________________________
                                        (Sign exactly as name appears on the
                                         other side of this Note)

Signature Guarantee: ___________________________________________________________
                                    Participant in a recognized Signature
                                    Guarantee Medallion Program (or other
                                    signature guarantor program reasonably
                                    acceptable to the Trustee)

            In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

                                   [Check One]

(1)___   to the Issuer or a subsidiary thereof; or

(2)___ to a person who the transferor reasonably believes is a "qualified institutional buyer" pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

(3)___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)___ outside the United States to a non-"U.S. person" as defined in Rule 902 of Regulation S under the Securities Act in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(6)___   pursuant to an effective registration statement under the Securities
         Act.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act (an "Affiliate"):

            [ ] The transferee is an Affiliate of the Issuer.

            Unless one of the foregoing items (1) through (6) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            If none of the foregoing items (1) through (6) are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:  _________________       Signed:_________________________________________
                                       (Sign exactly as name appears on the
                                        other side of this Note)

Signature Guarantee: ___________________________________________________________
                        Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  _________________       Signed: ________________________________________
                                        NOTICE:  To be executed by an
                                                 executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

            Section 4.09 [ ]             Section 4.13 [ ]

            If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount (in denominations of US$1,000 and integral multiples thereof):
US$___________

Dated:  _________________                Signed: _______________________________
                                                (Sign exactly as name appears on
                                                 the other side of this Note)

Signature Guarantee:                     _______________________________________
                                         Participant in a recognized Signature
                                         Guarantee Medallion Program (or other
                                         signature guarantor program reasonably
                                         acceptable to the Trustee)

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(a)

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

                                                                      Principal Amount of
                       Amount of decrease                              this Global Note         Signature of
                       in Principal Amount   Amount of increase in      following such       authorized officer
                               of             Principal Amount of          decrease          of Trustee or Note
Date of Exchange        this Global Note        this Global Note         (or increase)           Custodian
----------------       -------------------   ---------------------    -------------------    ------------------

-------------
(a)  This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                                 FORM OF LEGENDS

            Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the Issue Date, unless otherwise agreed by the Issuer and the Holder thereof or if such legend is no longer required by Section 2.16(g) of the Indenture:

      THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

            Each Global Note authenticated and delivered hereunder shall also bear the following legend:

      THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
      SECTION 2.16 OF THE INDENTURE.

            Each Temporary Regulation S Global Note shall also bear the following legend:

      "THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

      "NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE."

            Each Note sold to a person resident in a province or territory of Canada and each Note issued as an Exchange Security to a person resident in a province or territory of Canada shall also bear the following legend, or the related confirmation or other ownership statement in the event that a book-entry system is used shall bear the following legend or restriction, in either case until such legend or restriction shall no longer be necessary or advisable because such Note is no longer subject to the restrictions on transfer contained therein:

      "UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR TO A PERSON IN ANY PROVINCE OR TERRITORY OF CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [INSERT THE DISTRIBUTION DATE], AND (ii) THE DATE

      THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors

                                                               [         ], [  ]

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services

Ladies and Gentlemen:

            In connection with our proposed purchase of 9.75% Senior Subordinated Notes due 2012 (the "NOTES") of MAAX CORPORATION, a Nova Scotia unlimited company (the "ISSUER"), we confirm that:

            1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

            2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, offer, pledge or otherwise transfer any Notes, we will do so only
      (i) to the Issuer or any of its subsidiaries, (ii) inside the United States in a transaction meeting the requirements of Rule 144A under the Securities Act to a person who we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act),
      (iii) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing at least US$250,000 of Notes for its own account or for the account of an institutional accredited investor and who, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States to a person that is not a U.S. person (as defined in Rule 902 under the Securities
      Act) in accordance with Regulation S promulgated under the Securities Act,
      (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or another available exemption under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

            4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

            6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         [Name of Transferee]

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                              [         ], [   ]

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services

            Re: MAAX Corporation (the "Issuer")
                9.75% Senior Subordinated Notes due 2012 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of US$[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferor]

                                         By:
                                            ------------------------------------
                                                   Authorized Signatory

                                                                       EXHIBIT E

             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                TRANSFERS OF TEMPORARY REGULATION S GLOBAL NOTE

                                                         ________________,______

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, NY 10005
Attention: Corporate Trust Services

            Re: MAAX Corporation (the "Issuer")
                9.75% Senior Subordinated Notes due 2012 (the "Notes")

Dear Sirs:

            This letter relates to U.S. $ ______________ principal amount of Notes represented by a certificate (the "LEGENDED CERTIFICATE") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.16(c) of the Indenture (the "INDENTURE") dated as of June 4, 2004 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States (or to an Initial Purchaser (as defined in the Indenture)) to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

            You, as Trustee, the Issuer, counsel for the Issuer and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Holder]

                                         By:
                                             -----------------------------------
                                                    Authorized Signature

                                                                       EXHIBIT F

                                 NOTE GUARANTEE

            For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Eleven thereof, and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June 4, 2004, among MAAX Corporation, a Nova Scotia unlimited company (the "Issuer"), the Guarantors named therein and U.S. Bank

            Trust, N.A., as Trustee (the "Trustee"), as amended or supplemented (the "Indenture").

            The obligations of the undersigned to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

            No director, officer, employee, incorporator, stockholder, member, partner or manager of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors' Note Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

            This Note Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Eleven of the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Debt of the Guarantors, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

            THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            This Note Guarantee is subject to release upon the terms set forth in the Indenture.

            IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

Date:

                                         BEAUCELAND CORPORATION

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         4200217 CANADA INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         MAAX HOLDING CO.
                                         MAAX-KSD CORPORATION
                                         PEARL BATHS, INC.
                                         MAAX-HYDRO SWIRL
                                             MANUFACTURING CORP.
                                         MAAX MIDWEST, INC.
                                         MAAX SPAS (ARIZONA), INC.
                                         AKER PLASTICS COMPANY INC.
                                         MAAX CANADA INC.
                                         CUISINE EXPERT - C.E. CABINETS INC.
                                         9022-3751 QUEBEC INC.
                                         MAAX SPAS (ONTARIO) INC.
                                         MAAX SPAS (B.C.) INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         MAAX LLC

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      F-2